Filed Pursuant to Rule 424(b)(3)

Registration No: 333-220790

PROSPECTUS

DATED MAY 30, 2018

ZANDER THERAPEUTICS, INC.

3,000,000 Shares of Common Stock

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

We are furnishing this prospectus to the common and preferred shareholders of Entest Group, Inc. (formerly Entest Biomedical, Inc. ) a Nevada corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by Entest Group, Inc (“ENTB”) to:

(a)	Holders of record of the outstanding common shares of ENTB as of the record date which is May 30, 2018

(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of the record date which is May 30, 2018.

SHAREHOLDERS OF ENTB SHALL RECEIVE 1 COMMON SHARE OF ZANDER THERAPEUTICS, INC. FOR EACH 17 COMMON AND/OR PREFERRED SHARES OF ENTB HELD AS OF THE RECORD DATE WHICH IS MAY 30, 2018 ASSUMING ENTB ISSUES NO ADDITIONAL COMMON OR PREFERRED SHARES AFTER APRIL 23, 2018, WHICH CANNOT BE ASSURED

Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is May 30, 2018 (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics, Inc. to the common and preferred shareholders of ENTB will occur on June 11, 2018 (“Distribution Date”). No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount. As of the date of this document, no public market exists for the common shares of Zander Therapeutics, Inc.

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We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB) or the OTCQB Tier operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. The distribution is not conditioned on a public market materializing for our common shares.

We are considered an “Emerging Growth Company” under Section 101(a) of the Jumpstart Our Business Startups Act as we are an issuer that had total annual gross revenues of less than $1 billion during our most recently completed fiscal year.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 11.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2018.

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Contents

PROSPECTUS SUMMARY	4
ABOUT THIS OFFERING	6
SUMMARY FINANCIAL AND OPERATING INFORMATION	7
EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT	10
RISK FACTORS	11
FORWARD LOOKING STATEMENTS	16
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DILUTION	17
DISTRIBUTING SECURITY HOLDER	17
PLAN OF DISTRIBUTION	18
TAX MATTERS	18
DESCRIPTION OF SECURITIES TO BE REGISTERED	19
INTERESTS OF NAMED EXPERTS AND COUNSEL	20
BUSINESS	21
PROPERTIES	30
LEGAL PROCEEDINGS	30
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
FINANCIAL STATEMENTS	32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	105
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	109
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	109
TRANSACTIONS WITH RELATED PERSONS	111
CORPORATE GOVERNANCE	114
SUMMARY COMPENSATION TABLES	115
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	118
AVAILABLE INFORMATION	120
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.	120

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 11 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 105 , as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “Zander Therapeutics, Inc” “Zander ” “Company,” “we,” “us” and “our” refer to Zander Therapeutics , Inc.. In this prospectus, the terms “Entest Group”, “Entest Biomedical” “Entest” and “ENTB” refer to Entest Group, Inc. (formerly Entest Biomedical, Inc.)

About Us

We were incorporated June 18, 2015 under the laws of the State of Nevada. We are a majority owned subsidiary of Entest Group, Inc. ( formerly Entest Biomedical, Inc,), a Nevada corporation. We intend to engage primarily in the development and commercialization of veterinary medical therapies which we intend to license from other entities as well as develop internally. As of December 15, 2017, we have not licensed, developed or commercialized any existing veterinary medical therapies, however we have licensed intellectual properties from Regen Biopharma, Inc., a company under common control with us, and these intellectual properties comprise the therapeutic concept behind ZAN-100 and ZAN-200, two therapies in early stage development by the Company.

NR2F6

Both of Zander’s products under development will operate through either inhibition or activation by small (low molecular weight) molecules of the nuclear receptor NR2F6. Nuclear receptors are a class of proteins found within cells that are responsible for sensing certain other molecules. In response, these receptors work with other proteins to regulate the expression of specific genes.

ZAN-100

ZAN-100 is intended to be a veterinary cancer therapy. In the opinion of the Company, the studies performed by Hermann-Kleiter et al. (The Nuclear Orphan Receptor NR2F6 Is a Central Checkpoint for Cancer Immune Surveillance. Cell Reports 12, 2072–2085 (2015)) demonstrate that the inhibition of NR2F6 in T cells may yield anti-cancer benefits in small animals. The studies indicate that, in the presence of NR2F6, T cell activation is limited within the tumor microenvironment. The Company believes that inhibition of NR2F6 removes a barrier to the animal’s own immune system’s ability to attack cancer cells. ZAN-100 is intended to be a small molecule therapy whose mode of action will be the inhibition of NR2F6.

High throughput screening assays conducted for Regen Biopharma, Inc. (the licensor of the intellectual property which forms the basis for the Company’s products in development) between July and September of 2016 on thirty thousand compounds yielded four newly discovered small molecule compounds which (a) can bind to the relevant structure in a cellular system and (b) show evidence of the ability to modulate the effects of NR2F6.

ZAN-200

ZAN-200 is intended to be a veterinary arthritis therapy. Rheumatoid arthritis is an immune-mediated disease. This means it is caused by an overreaction of the immune system. In rheumatoid arthritis, the body mistakes some of its own protein for foreign protein. It then makes antibodies against its own protein. In the opinion of the Company, suppression of the immune system through activation of NR2F6 in those immune cells would be an effective therapy. ZAN-200 is intended to operate by activating NR2F6 in the animals’ immune cells.

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Ex-vivo assays were performed using immune cells from five dog blood samples. Data derived from those tests demonstrated the ZAN-200 may inhibit T cell activation and production of cytokines, particularly IL-17 and IL-2. IL-17 and IL-2 have been shown to create inflammatory responses leading to arthritic conditions.

We have filed applications with the United States Patent and Trademark Office for patent protection with respect to internally developed intellectual property covering our products in development. As of December 15, 2017 no patent protection has been granted to any intellectual property developed by Zander.

We generated net losses of $875,660 during the period from June 18, 2015 (inception) through December 31, 2017. This condition raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain profitability. Our auditor's report dated September 5, 2017 expressed substantial doubt about our ability to continue as a going concern.

As of December 31, 2017 we had $ 721,242  cash on hand and current liabilities of $112,297 .Although we feel we will be able to satisfy our cash requirements over the next twelve months, we also feel that we shall be required to seek additional financing in the future. We currently plan to raise additional funds primarily by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

For the period beginning on June 23, 2015 and ending on March 9, 2018 the Company’s activities have been primarily focused upon the development and undertaking of preclinical research with regard to the development of therapies related to inhibition or activation of NR2F6.

The Company estimates that it will require $1,500,000 to complete medicinal chemistry studies with regards to the Company’s products in development. Medicinal chemistry is the process by which trained chemists modify a starting compound (called a parent compound) in an effort to optimize its characteristics such as binding affinity and toxicity profile. The Company estimates that it will require an additional require an additional $1,500,000 to complete pre-clinical studies with regards to the Company’s products in development. Pre-clinical studies refer to detailed cellular and animal studies that measure the toxic effects of the drug, how long it stays in the blood stream, efficacy, where it goes in the body and the best way to formulate and deliver the drug. The Company estimates that it will require a further additional $2,000,000 to complete studies required in order that New Animal Drug Applications (NADA) may be submitted to the United States Food and Drug Administration (FDA) with regards to the Company’s products in development. NADA-enabling studies include using the drug in its final commercial manufactured form in the target animals of interest to show efficacy in the field and to look for toxicity. The NADA must also include information on the drug's chemistry; composition and component ingredients; manufacturing methods, facilities, and controls; proposed labeling; analytical methods for residue detection and analysis if applicable; an environmental assessment; and other information. The sponsor of a new animal drug is responsible for submitting all appropriate data to establish effectiveness and safety. If the drug product is intended for use in a food-producing animal, residues in food products must also be established as safe for human consumption. FDA review of the NADA submitted by drug sponsors is extremely detailed and comprehensive.

No assurance may be given that ZAN-100, ZAN-200 or any new animal drug product which the Company may develop will be approved by the FDA to be marketed and sold. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of veterinary drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country

The foregoing statements that are not historical facts, including statements about Zander’s plans, beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time Zander made the original statement, and you should not place undue reliance on them as these plans, estimates and projections may be subject to change. Forward-looking statements involve inherent risks and uncertainties and Zander cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement.

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ABOUT THIS OFFERING

Shares Issued	On June 11, 2018 ENTB will issue to all ENTB common and preferred shareholders of record on the Record Date ( May 30, 2018) a pro rata distribution of 3,000,000 common shares of Zander Therapeutics, Inc., Inc. owned by ENTB. Shareholders of ENTB shall receive 1 common share of Zander Therapeutics, Inc. for every 17 shares of ENTB common and/or preferred owned as of the Record Date. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount.

Distribution Date	June 11, 2018

U.S. Federal Income Tax Consequences of the Distribution	Herman Pettegrove, attorney at law, who acted as special legal counsel to the Company in regards to this distribution, opined that no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution; The aggregate tax basis of the Shares distributed and Entest securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Entest securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Entest securities in proportion to their relative fair market values on the date of the Distribution. Distributees should consult with a tax professional with regards to the tax impact of this distribution ( See page 18)

Secondary Market	There is currently no existing public market for the common shares of the Company

Dividend Policy	The Company does not anticipate payment of dividends to shareholders in the foreseeable future.

Appraisal Rights	Holders of ENTB common and preferred shares have no dissenters’ rights of appraisal in connection with this distribution of the Company’s common shares.

Reason for the Distribution	It is hoped that the distribution will establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, provide greater growth opportunities for us, and provide us with greater opportunities to pursue financing of our operations.

Relationship between ENTB and the Company subsequent to the Distribution.

ENTB will own approximately 36.34% of the outstanding shares of the Company following the distribution. The sole officer and director of ENTB, David Koos will also be Chairman, CEO and sole director of the Company following the distribution.

ENTB and Management of the Company combined will own approximately 57.294 % of the Company and will control approximately 62.714% of the voting power of the Company following the distribution.

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An investment in our common stock involves a high degree of risk.  Risk factors include, but are not limited to, our limited operating history, the fact that we do not own our own laboratory or manufacturing facilities, serious doubt over our ability to continue as a going concern, the early stage of development of our products as well as the regulatory climate of the industry in which we compete. In addition, no public market currently exists for shares of our common stock, nor may a public market ever exist, and trading in our common shares, should a public market develop, will most likely be subject to the “penny stock” rules. For a more comprehensive discussion of Risk Factors related to our common shares see “Risk Factors” beginning on page 11.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from our Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with our Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

As of
March 31, 2018
Selected Balance Sheet Information:
Cash	$674,259
Current assets	$763,866
Total Assets	$763,866
Current liabilities	$24,824
Total liabilities	$24,824
Total stockholders' equity (deficit)	$739,042

	For the Quarter ended March 31, 2018	For the Quarter Ended March 31, 2017
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	395,156	62,401
Operating income (loss)	(395,156)	(62,401)
Net income (loss) to common shareholders	$(397,292)	$(63,030)
Basis and diluted earnings (loss) per common share	$(0.109)	$(0.062)
Weighted average common shares outstanding basic and diluted	3,640,792	1,011,237

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As of
December 31, 2017
Selected Balance Sheet Information:
Cash	$721,242
Current assets	$721,284
Total Assets	$721,284
Current liabilities	$112,297
Total liabilities	$112,297
Total stockholders' equity (deficit)	$608,988

	For the Quarter ended December 31, 2017	For the Quarter Ended December 31, 2016
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	162,770	57,932
Operating income (loss)	(162,770)	(57,932)
Net income (loss) to common shareholders	$(166,637)	$(58,480)
Basis and diluted earnings (loss) per common share	$(0.39)	$(58,480)
Weighted average common shares outstanding basic and diluted	4,221,188	1

As of
September 30, 2017 (as restated)
Selected Balance Sheet Information:
Cash	$53,833
Current assets	$53,879
Total Assets	$53,879
Current liabilities	$236,506
Total liabilities	$236,506
Total stockholders' equity (deficit)	$(182,627)

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	For the Quarter ended September 30, 2017 (as restated)	For the Quarter Ended September 30, 2016 (as restated)
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	122,396	55,538
Operating income (loss)	(122,396)	(55,538)
Net income (loss) to common shareholders	$(127,228)	$(55,640)
Basis and diluted earnings (loss) per common share	$(0.36)	$(55,640)
Weighted average common shares outstanding basic and diluted	3,548,660	1

As of
June 30, 2017 (as restated)
Selected Balance Sheet Information:
Cash	$96,005
Current assets	$96,005
Total Assets	$96,005
Current liabilities	$227,250
Total liabilities	$227,250
Total stockholders' equity (deficit)	$(131,244)

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	For the Year ended June 30, 2017 (as restated)	For the Year Ended June 30, 2016 (as restated)
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	257,336	214,662
Operating income (loss)	(257,336)	(214,662)
Net income (loss) to common shareholders	$(260,085)	$(214,662)
Basis and diluted earnings (loss) per common share	$(0.261)	$(214,662)
Weighted average common shares outstanding basic and diluted	996,297	1

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act.

An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we are permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years subsequent to the effective date of this registration statement or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company was incorporated June 18, 2015 and has only been pursuing its current business plan since June 23, 2015. The Company has never generated positive cash flow from operations. Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.   We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report dated September 5, 2017 expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, we may not have the funds necessary to continue our operations.   Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we may outsource certain functions, tests and services to Contract Research Organizations (“CROs”), veterinary institutions and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We may also engage a CRO to run all aspects of a clinical trial on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING OUR PRODUCTS, THE EFFECTIVENESS OF WHICH ARE UNPROVEN.

The Company is currently in the early stage of developing ZAN-100 and ZAN-200. No assurance can be given that either ZAN-100 or ZAN-200 will prove effective for their intended purpose.

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WE ARE RELIANT ON REGEN BIOPHARMA, INC. WITH REGARD TO THE PROSECUTION OF RIGHTS TO PATENTS, PATENT APPLICATIONS, KNOW-HOW AND OTHER INTELLECTUAL PROPERTY RELATING TO INTELLECTUAL PROPERTY TO WHICH WE HAVE BEEN GRANTED AN EXCLUSIVE WORLDWIDE RIGHT AND LICENSE TO DEVELOP AND COMMERCIALIZE FOR NON-HUMAN VETERINARY THERAPEUTIC USE (“REGEN LICENSE”).

Pursuant to the agreement between the Company and Regen Biopharma, Inc (“Regen”) for the grant of the Regen License; Regen shall have the right and the obligation to prosecute all Patents included within the Regen License at its cost and expense. Regen has sole responsibility and control of legal action relating to claims of infringement with respect to intellectual property licensed to Zander pursuant to the Regen License. If Regen fails to adequately maintain, prosecute or protect these intellectual property rights our business and prospects could suffer substantial harm.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CARRY OUT OUR BUSINESS PLAN.

To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future. To date, the Company has generated no cash flow from operations and there can be no assurance given that the Company’s operations will do so in the future. As of December 31, 2017 the Company has cash of $721,242 which is sufficient to enable the Company to operate over the subsequent six months. There is no guarantee that we will be able to access additional capital at rates and on terms which are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to grow as planned.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

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WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

In the United States, new animal drugs must be approved by the United States Food and Drug Administration (FDA) before being sold and marketed to the public. Zander will be required to obtain approval from the FDA in order to market and sell ZAN-100, ZAN-200 or any new animal drug product which the Company may develop. The new animal drug approval process is complicated. Before a new animal drug may receive FDA approval, the sponsor must establish that the new animal drug is safe and effective. Drug sponsors must submit a New Animal Drug Application (NADA) along with supporting data, including all adverse effects associated with the drug's use. The NADA must also include information on the drug's chemistry; composition and component ingredients; manufacturing methods, facilities, and controls; proposed labeling; analytical methods for residue detection and analysis if applicable; an environmental assessment; and other information. The sponsor of a new animal drug is responsible for submitting all appropriate data to establish effectiveness and safety. If the drug product is intended for use in a food-producing animal, residues in food products must also be established as safe for human consumption. FDA review of the NADA submitted by drug sponsors is extremely detailed and comprehensive. No assurance may be given that ZAN-100, ZAN-200 or any new animal drug product which the Company may develop will be approved by the FDA to be marketed and sold. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of veterinary drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF ZAN-100

A New Animal Drug Application for ZAN-100 has not been submitted to the FDA. No approval has been granted by the FDA for the marketing and sale of ZAN-100.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF ZAN-200

A New Animal Drug Application for ZAN-200 has not been submitted to the FDA. No approval has been granted by the FDA for the marketing and sale of ZAN-200.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOP IN THE FUTURE.

We can provide no assurance that the Company will be able to sell or license any product which we may develop or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on any of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

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LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

THE REPORTING REQUIREMENTS OF BEING AN INDEPENDENT PUBLIC COMPANY WILL INCREASE OUR OVERALL OPERATING COSTS AND SUBJECT US TO INCREASED REGULATORY RISK.

As an independent public company, we will be subject to the reporting requirements of the Securities and Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. The various financial reporting, legal, corporate governance and other obligations associated with being an independent public company require us to incur significant expenditures and place additional demands on our management, administrative, operational, and finance resources. If we are unable to comply with these requirements in a timely and effective manner, we and/or our executive officers may be subject to sanctions by the United States Securities and Exchange Commission and our ability to raise additional funds in the future maybe impaired and ultimately affect our business.

OUR OFFICERS AND DIRECTOR SERVE IN SIMILAR CAPACITIES WITH OTHER ORGANIZATIONS WHICH PRESENTS POSSIBLE TIME CONFLICTS.

David R. Koos our Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer also concurrently serves as the sole officer and director of Entest Group, Inc., the sole officer and director of Bio Matrix Scientific Group, Inc. and as a Director and Chief Executive Officer of Regen Biopharma, Inc. Todd Caven, our Chief Financial Officer, also concurrently serves as Chief Financial Officer of Regen Biopharma, Inc and serves in an executive capacity at Rock Ridge Enterprises LLC and Saguaro Capital Partner LLC. Harry Lander, our president and Chief Scientific Officer serves in equivalent positions at Regen Biopharma, Inc.

Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF OUR COMMON STOCK, NOR MAY A PUBLIC MARKET EVER EXIST AND OUR SHARES ARE ILLIQUID.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange. Our shares are not and have not been listed or quoted on any exchange or quotation system.

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“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities, should a public market develop, will most likely be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Subsequent to the distribution of 3,000,000 of the Company’s common shares to common and preferred shareholders of ENTB, management of the Company and ENTB collectively shall own 6,500,000 Series M Preferred shares of the Company, 1,382,574 common shares of the Company and 200 Series AA Preferred Shares of the Company. David Koos, the Chairman and Chief Executive Officer of the Company, is also the sole officer and director of ENTB and shall have voting control over Series M Preferred shares owned by ENTB. In addition, David Koos will control 1,382,574 common shares of the Company and 200 shares of the Company’s Series AA Preferred stock .. Each holder of Series AA Preferred Stock is entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such a holder times ten thousand. Collectively, management shall control 62.714% of the voting power of the Company based on shares outstanding as of April 23, 2018. Management therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. Investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. .

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FUTURE ISSUANCE OF SECURITIES MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

The Company plans to meet cash needs through selling its securities for cash. The issuance of any additional shares of common stock or convertible securities in a subsequent offering could be substantially dilutive to stockholders of our common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of our shares of common stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our common stock could decline as a result of additional sales of shares of our common stock or the perception that such sales could occur.

FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of our common stock

DETERMINATION OF OFFERING PRICE

No consideration will be paid for the shares of common stock distributed in the spin-off.  The proposed offering price of the common shares to which this registration statement pertains is $0.0001 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement

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DILUTION

We have determined that there is no substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity in the Company acquired by them in transactions during the past five years, or which they have the right to acquire.

DISTRIBUTING SECURITY HOLDER

We are furnishing this prospectus to the common and preferred shareholders of Entest Group, Inc ( formerly Entest Biomedical, Inc. ) a Nevada corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by Entest Biomedical, Inc (“ENTB”) to:

(a)	Holders of record of the outstanding common shares of ENTB as of May 30, 2018

(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of May 30, 2018.

Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date ( fractional shares will be rounded down to the nearest whole share). The record date is May 30, 2018 (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics, Inc. to the common and preferred shareholders of ENTB will occur on June 11, 2018 (“Distribution Date”)

Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Percent Beneficially Owned After Distribution
	Common	Common	Common	Common
Entest Group, Inc.	3,000,001	3,000,000	63.05%	Nil
	Series M Preferred	Series M Preferred	Series M Preferred	Series M Preferred
Entest Group, Inc.	5,000,000	0	55.56%	55.56%

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Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Percent Beneficially Owned After Distribution
	Common	Common	Common	Common
Entest Group, Inc.and Management of Zander	3,000,001	3,000,000	63.05%	29.04%
	Series M Preferred	Series M Preferred	Series M Preferred	Series M Preferred
Entest Group, Inc. and Management of Zander	6,500,000	0	72%	72%
	Series AA Preferred	Series AAPreferred	Series AA Preferred	Series AAPreferred
Entest Group, Inc. and Management of Zander	200	200	100%	100%

The above includes 200 shares of the Company’s Series AA Preferred stock currently owned by David Koos. The above includes 896,541 shares of the Company to be distributed to David Koos ( the Company’s Chairman and Chief Executive Officer) in the Distribution. The above includes 4,411 shares of the Company to be distributed to Bio Matrix Scientific Group, Inc. in the Distribution. The above includes 481,520 shares of the Company to be distributed to Regen Biopharma, Inc. in the Distribution. Bio Matrix Scientific Group, Inc. and Regen Biopharma, Inc. are controlled by David Koos.

PLAN OF DISTRIBUTION

The distribution will be effected through a pro rata property dividend to common and preferred shareholders of ENTB. Fractional shares will be rounded down to the nearest whole share The number of shares each ENTB common or preferred shareholder will be entitled to receive in the distribution will depend on how many common and preferred shares are issued and outstanding as of the Record Date which is May 30, 2018. Assuming ENTB issues no additional common or preferred shares after April 23, 2018, which cannot be assured, each ENTB common and preferred shareholder of record as of the Record Date will receive one common share of Zander Therapeutics, Inc. each seventeen common and/or preferred shares of ENTB held of record as of that date. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount. The Distribution Date will be June 11, 2018.

ENTB will pay all expenses incident to the registration and distribution of the shares of our common stock to which this prospectus pertains. Expenses are expected to be minimal.

The purpose of the distribution is in order to establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, provide greater growth opportunities for us, and provide us with greater opportunities to pursue financing of our operations. No consideration will be paid by ENTB shareholders for the shares of Common Stock to be distributed .

TAX MATTERS

Herman Pettegrove, attorney at law, who has acted as special legal counsel with regards to this Distribution, has opined that for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution;
•	the aggregate tax basis of the Shares distributed and Entest securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Entest securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Entest securities in proportion to their relative fair market values on the date of the Distribution and

•	the holding period of the Shares received by each U.S. Holder will include the holding period of their Entest securities , provided that such Entest securities are held as a capital asset on the date of the Distribution.

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A “U.S. Holder” is a beneficial owner of Entest securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or, in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This opinion does not address any U.S. state or local or foreign tax consequences of the Distribution. This opinion does not discuss all tax considerations that may be relevant to Distributees in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws. This opinion is not binding on the IRS or the courts, and no assuarance may be given that the IRS or a court will not take a contrary position

DESCRIPTION OF SECURITIES TO BE REGISTERED

The stockholders' equity section of the Company contains the following classes of capital stock as April 23, 2018:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,758,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock and 1,000,000 is designated Series AA Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of December 15, 2017 and 200 shares of Series AA Preferred Stock are issued and outstanding as of December 15, 2017.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

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With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by ENTB to:

(a)	Holders of record of the outstanding common shares of ENTB as of the record date

(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of the record date.

Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is May 30, 2018 (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics,,Inc. to the common and preferred shareholders of ENTB will occur June 11, 2018 (“Distribution Date”).

All shares being registered under this prospectus are common shares. The transfer agent for our common shares is:

Securities Transfer Corporation

2591 Dallas Parkway Suite 102

Frisco, Texas 75034

Phone - 469-633-0101

FAX 469-633-0088

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by AMC Auditing

William Aul, our independent legal counsel, has provided an opinion on the validity of our common stock.

Herman Pettegrove, Attorney at Law, has provided an opinion regarding the tax implications of the distribution.

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BUSINESS

We were incorporated June 18, 2015 under the laws of the State of Nevada. We are a majority owned subsidiary of Entest Group, Inc. ( formerly Entest Biomedical, Inc, ) a Nevada corporation. We intend to engage primarily in the development and commercialization of veterinary medical therapies which we intend to license from other entities as well as develop internally. As of December 15, 2017 we have not licensed, developed or commercialized any existing veterinary medical therapies, however we have licensed certain intellectual properties from Regen Biopharma, Inc. , a company under common control with us, and these intellectual properties comprise the therapeutic concept behind ZAN-100 and ZAN-200, two therapies in early stage development by the Company.

License Granted By Regen Biopharma, Inc.

On June 23, 2015 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years. The Agreement was amended on September 12, 2017 to grant an exclusive worldwide right and license for the development and commercialization of all intellectual property controlled by Regen exclusive of trademarks (“License IP”) for non-human veterinary therapeutic use. The Agreement was further amended on December 15, 2017 excluding intellectual property licensed to Regen by Benitec Australia, Ltd from the license grant to the Company as well as rights to US Patent #8389708 and US Patent #8263571.

Pursuant to the Agreement, The Company shall pay to Regen a one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of ENTB valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales, as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees (excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

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The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On September 28, 2015 ENTB issued 8,000,000 of its common shares to Regen on behalf of the Company in satisfaction of the license initiation fee.

During the quarter ended November 30, 2016 ENTB paid $17,000 to Regen on behalf of the Company as a partial payment of the July 15th, 2016 liability.

On May 30, 2017 the ENTB issued 83,000 shares of its Non Voting Convertible Preferred Stock on behalf of the Company to Regen of $83,000 of the July 15th, 2016 liability.

On July 24th, 2017 ENTB issued 102,852 shares of its Non Voting Convertible Preferred Stock on behalf of Zander to Regen in satisfaction of a $100,000 anniversary fee and $2,852 of minimum royalties payable by Zander Therapeutics pursuant to the Agreement.

On December 7, 2017 the Company paid $30,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement

On December 8, 2017 the Company paid $3,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement

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On December 13, 2017 the Company paid $25,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On January 10, 2018 the Company paid $15,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On January 18, 2018 the Company paid $5,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On February 7, 2018 Zander and Regen executed an agreement whereby the June 2018 Anniversary Fee due pursuant to the Agreement would be reduced to $90,000 if paid on or before February 10, 2018

On February 8, 2018 Zander paid Regen $90,000 in early satisfaction of the June 2018 Anniversary Fee due pursuant to the Agreement.

As of March 31, 2018 there are no outstanding amounts currently due and payable by Zander pursuant to the Agreement.

Principal Products and Services

NR2F6

Both of Zander’s products under development will operate through either inhibition or activation by small (low molecular weight) molecules of the nuclear receptor NR2F6. Nuclear receptors are a class of proteins found within cells that are responsible for sensing certain other molecules. In response, these receptors work with other proteins to regulate the expression of specific genes.

ZAN-100

The Company has begun development of the ZAN-100 veterinary drug line. ZAN-100 is intended to be a veterinary cancer therapy. In the opinion of the Company, the studies performed by Hermann-Kleiter et al. (The Nuclear Orphan Receptor NR2F6 Is a Central Checkpoint for Cancer Immune Surveillance. Cell Reports 12, 2072–2085 (2015)) demonstrate that the inhibition of NR2F6 in T cells may yield anti-cancer benefits in small animals. The studies indicate that, in the presence of NR2F6, T cell activation is limited within the tumor microenvironment. The Company believes that inhibition of NR2F6 removes a barrier to the animal’s own immune system’s ability to attack cancer cells. ZAN-100 is intended to be a small molecule therapy whose mode of action will be the inhibition of NR2F6.

ZAN-200

The Company has begun development of the ZAN-200 veterinary drug line. ZAN-200 is intended to be a veterinary arthritis therapy. Rheumatoid arthritis is an immune-mediated disease. This means it is caused by an overreaction of the immune system. In rheumatoid arthritis, the body mistakes some of its own protein for foreign protein. It then makes antibodies against its own protein. In the opinion of the Company, suppression of the immune system through activation of NR2F6 in those immune cells would be an effective therapy. ZAN-200 is intended to operate by activating NR2F6 in the animals’ immune cells.

Development Conducted to Date

High Throughput Screening Assay

Initial high throughput screening assays were performed in July to September of 2016 by the contract research organization Proteros, GMBH for Regen Biopharma, Inc. This assay is based on Regen Biopharma Inc.’s screening assay whereby the full-length or ligand-binding domain of NR2F6 Reporter gene assays are used to screen for compounds that modulate gene expression via binding to nuclear hormone receptors. Transfer of this assay to ChemDiv, Inc., another contract research organization, by Regen Biopharma, Inc. was effected in January, 2017.

In molecular biology, a reporter gene is a gene that researchers attach to a regulatory sequence of another gene of interest in bacteria, cell culture, animals or plants. Certain genes are chosen as reporters because the characteristics they confer on organisms expressing them are easily identified and measured, or because they are selectable markers. Reporter genes are often used as an indication of whether a certain gene has been taken up by or expressed in the cell or organism population.

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High Throughput Screens (HTS) are recent scientific methods in which hundreds of thousands of experimental samples are subjected to simultaneous testing under given conditions. Through this process one can rapidly identify active compounds, antibodies, or genes that modulate a particular biomolecular pathway. The results of these experiments provide starting points for drug design and for understanding the interaction or role of a particular biochemical process in biology.

HTS performed on behalf of Regen Biopharma, Inc. have been ongoing as of September 9, 2016. As of September 9, 2016 four newly discovered small molecule compounds which (a) can bind to the relevant structure in a cellular system and (b) show evidence of the ability to modulate activity of NR2F6 have been discovered.

Results of any studies conducted by Regen Biopharma, Inc. are being made available to Zander Theraputics, Inc.for use in veterinary drug development and commercialization.

Ex Vivo Assay

Ex-vivo assays were performed using immune cells from canine blood samples from five dogs. The samples were treated with compound at various concentrations and the supernatant assayed for the presence of various cytokines using ELISA-based assays. Enzyme-linked immunosorbent assay (ELISA is a biochemical technique used mainly in immunology to detect the presence of an antibody or an antigen in a sample). These assays were commenced in May, 2017 and are ongoing as of September 9, 2017.

Data derived from the five dog study indicated that the ZAN-200 series drugs could inhibit T cell activation and production of cytokines, particularly IL-17 and IL-2. IL-17 and IL-2 have been shown to create inflammatory responses leading to arthritic conditions.

The Company estimates that it will require $1,500,000 to complete medicinal chemistry studies with regards to the Company’s products in development. Medicinal chemistry is the process by which trained chemists modify a starting compound (called a parent compound) in an effort to optimize its characteristics such as binding affinity and toxicity profile. The Company estimates that it will require an additional require an additional $1,500,000 to complete pre-clinical studies with regards to the Company’s products in development. Pre-clinical studies refer to detailed cellular and animal studies that measure the toxic effects of the drug, how long it stays in the blood stream, efficacy, where it goes in the body and the best way to formulate and deliver the drug. The Company estimates that it will require a further additional $2,000,000 to complete studies required in order New Animal Drug Applications (NADA) may be submitted to the United States Food and Drug Administration (FDA) with regards to the Company’s products in development. NADA-enabling studies include using the drug in its final commercial manufactured form in the target animals of interest to show efficacy in the field and to look for toxicity.

Distribution methods of the products or services:

It is anticipated that Zander will enter into licensing and/or sublicensing agreements with outside entities in order that Zander may obtain royalty income on the products and services which it may develop and commercialize.

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Competitive business conditions and Zander's competitive position in the industry and methods of competition

We are recently formed and have yet to achieve revenues or profits.  The veterinary pharmaceutical industry in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects in which products and services in which we have the greatest potential to secure a competitive advantage  may be developed and commercialized .

To that effect, we have entered into nonemployee consulting agreements with individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

These individuals are as follows:

Brian Devine

Mr. Brian Devine has agreed to act as Chairman of the Company’s Business Advisory Board.

Mr. Devine has served as Chairman Emeritus of Petco Holdings, Inc. from March 2016 to October 2016, Chairman of the Board of Directors of Petco Animal Supplies Stores, Inc. from 1994 until March 2016 and as President and Chief Executive Officer of PETCO Animal Supplies, Inc. from 1990 until 2004.

On June 21, 2017 Zander entered into an agreement (“Agreement”) with Mr. Brian Devine whereby Mr. Devine shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	Mr. Devine shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to Candidate and Zander, to discuss any matter involving Zander or its Subsidiaries
(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").
(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

Pursuant to the Agreement:

(i)	Mr. Devine received 500,000 of the common shares of Zander.
(ii)	In the event that an Advisory Candidate identified and introduced by Mr. Devine to Zander serves as a member of the Business Advisory Board of Zander, Mr. Devine shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

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Dr. Thomas Donnelly, DVM

Dr. Thomas Donnelly has agreed to act as a Senior Veterinary Advisor to the Company. Dr. Donnelly is a board-certified specialist in the field of laboratory animal medicine, an Adjunct Associate Professor at Tufts University Cummings School of Veterinary Medicine and a Professor at Ecole Nationale Veterinaire d’Alfort, a French public institution of scientific research and higher education in veterinary medicine.

On August 7, 2017 Zander entered into an agreement (“Agreement”) with Dr. Donnelly whereby Dr. Donnelly shall serve as Senior Veterinary Advisor to the Company. The term of the Agreement shall be from August 17, 2017 and shall expire on August 16, 2018. The term of this Agreement may be extended by mutual consent.

Pursuant to the Agreement:

(a)	Dr. Donnelly shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Dr. Donnelly is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Dr. Donnelly is requested to provide research services, such services will be negotiated separately between Dr. Donnelly and the Company.

As consideration for his services pursuant to this Agreement, Dr. Donnelly received 500,000 of the Company’s Series M Preferred Shares on August 21, 2017.

Dr. Donnelly is also party to another agreement between ENTB and Dr. Donnelly (“ENTB Agreement”) whereby Dr. Donnelly shall provide similar services to Zander as those to be provided under the Agreement.

Consideration pursuant to the ENTB Agreement was 100,000 shares of the Series B Preferred Stock of ENTB (“Compensation Shares”).Within 30 business days subsequent to the effective date of a Registration Statement filed under the Securities Act of 1933, as amended, registering common shares of Zander (“Zander Registration Statement”) Donnelly shall have the right to exchange up to the total number of the Compensation Shares issued pursuant to the terms and conditions of the ENTB Agreement for an equivalent number of the common shares of Zander Therapeutic, Inc. six months subsequent to the date that the Zander Registration Statement is declared effective by the United States Securities and Exchange Commission. The term of the ENTB Agreement is March 1, 2017 to February 29, 2018.

Dr. Thomas Ichim, PhD Senior Research Consultant

Dr. Thomas Ichim has agreed to act as Senior Research Consultant to the Company. Dr. Ichim has served as a director and as President of Creative Medical Technology, Inc. since February 2016, and has served Chief Scientific Officer of Creative Medical Technology Holdings, Inc. since March 2017. Between 2007 and 2015 Dr. Ichim served as Chief Science Officer, Chief Executive Officer, President, and member of the Board of Directors of MediStem Inc., a San Diego-based company engaged in development of endometrial regenerative cells which was acquired in 2014 by Intrexon Corporation. From 2004 until 2007 he served as program manager for biorasi LLC, a clinical research organization. Between October 2012 and September 2015 Dr. Ichim served as Chief Scientific Officer and Director of research at Regen Biopharma, Inc., a company under common control with Zander. Thomas Ichim serves at will and is not party to a consulting contract with the Company.

Debbie Dorsee Director of Business Development

Ms. Debbie Dorsee has agreed to act as Director of Business Development for the Company. Ms. Dorsee is the founder and principal officer of the Dorsee Company, a San Diego based public relations firm. Debbie Dorsee serves at will and is not party to a consulting contract with the Company.

Dr. Linda L. Black, DVM, PhD

Dr. Linda L. Black has agreed to act as a Senior Veterinary Advisor to the Company.

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On March 20, 2017 ENTB entered into an agreement (“Agreement”) with Dr. Black whereby Dr. Black shall serve as Senior Veterinary Advisor to the Company. The term of the Agreement shall be from March 20 2017 and shall expire on March 2018. The term of this Agreement may be extended by mutual consent.

Pursuant to the Agreement:

(a)	Dr. Black shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Dr. Donnelly is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Dr. Black is requested to provide research services, such services will be negotiated separately between Dr. Black and the Company.
(c)	As consideration of the performance of services pursuant to this Agreement, Black shall receive 100,000 shares of the Series B Preferred Stock of ENTB (“Compensation Shares”).Within 30 business days subsequent to the effective date of a Registration Statement filed under the Securities Act of 1933, as amended, registering common shares of Zander (“Zander Registration Statement”) Black shall have the right to exchange up to the total number of the Compensation Shares issued pursuant to the terms and conditions of this Agreement for an equivalent number of the common shares of Zander Therapeutic, Inc. six months subsequent to the date that the Zander Registration Statement is declared effective by the United States Securities and Exchange Commission.

Dr. Black currently serves as Chief Operating Officer and Vice President of Clinical Science for Medicus Biosciences, a biotech company focused on drug delivery for ophthalmology, advanced wound healing, osteoarthritis, and regenerative medicine applications both veterinary and non-veterinary.

On June 20th, 2017 the Company issued 500,000 of the Company’s Series M Preferred shares as consideration for services provided by Dr. Black to the Company.

Jonathan Baell, Ph.D.

On August 16th 2017 Professor Jonathan Baell entered into an agreement (“Agreement”) with the Company whereby, pursuant to the Agreement:

(a)	Baell shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which Baell is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Baell is requested to provide research services, such services will be negotiated separately between Baell and the Company.

The term of the Agreement is from August 17, 2017 to August 18, 2018. Baell was issued 400,000 of the Company’s Series M Preferred stock pursuant to the terms of the Agreement. 100,000 of the Company’s Series M Preferred stock was issued to Baell prior to entering into the Agreement.

Prof. Jonathan Baell, Ph.D. is a Larkins Fellow, Co-Director of the Australian Translational Medicinal Chemistry Facility and an National Health and Medical Research Council Senior Research Fellow at Monash Institute of Pharmaceutical Sciences (MIPS) located in Australia.

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Robin Gasser Ph.D., BVM, DVM, DVSc

On August 7th 2017 Professor Robin Gasser entered into an agreement (“Agreement”) with the Company whereby, pursuant to the Agreement:

(a)	Gasser shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Gasser is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Gasser is requested to provide research services, such services will be negotiated separately between Gasser and the Company.

The term of the Agreement is from August 17, 2017 to August 18, 2018. Gasser was issued 500,000 of the Company’s Series M Preferred stock pursuant to the terms of the Agreement.

Prof. Gasser is a Professor at the University of Melbourne Faculty of Veterinary Science and serves as President of the Australian Society for Parasitology

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

Other than that license granted by Regen to the Company whereby Regen granted to the Company an exclusive worldwide right and license for the development and commercialization of intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years, the Company has not been granted any license to develop and commercialize any third party intellectual property.

The Company has been granted no patents. Certain intellectual property licensed to the Company by Regen has been granted patent protection (“Patented IP”). The Patented IP is as follows:

US Patent #9091696

MODULATION OF NR2F6 AND METHODS AND USES THEREOF

The application provides methods of modulating NR2F6 in a cell or animal in need thereof by administering an effective amount of a NR2F6 modulator.

The Patent granted is a Utility patent

The Patent expires on November 16, 2029.The product candidates to which US Patent #9091696 relates include ZAN 100 and ZAN 200.

The Company has no trademarks.

The Company is not party to any binding labor contracts.

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Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business

The Center for Veterinary Medicine (“CVM”) at the United States Food and Drug Administration (“FDA”) regulates animal pharmaceuticals under the Food, Drug and Cosmetics Act. Our current proposed products are animal pharmaceuticals regulated by the CVM. Manufacturers of animal health pharmaceuticals must show their products to be safe, effective and produced by a consistent method of manufacture. The new animal drug approval process is complicated. Before a new animal drug may receive FDA approval, the sponsor must establish that the new animal drug is safe and effective. Drug sponsors must submit a New Animal Drug Application (NADA) along with supporting data, including all adverse effects associated with the drug's use. The NADA must also include information on the drug's chemistry; composition and component ingredients; manufacturing methods, facilities, and controls; proposed labeling; analytical methods for residue detection and analysis if applicable; an environmental assessment; and other information. The sponsor of a new animal drug is responsible for submitting all appropriate data to establish effectiveness and safety. If the drug product is intended for use in a food-producing animal, residues in food products must also be established as safe for human consumption. FDA review of the NADA submitted by drug sponsors is extremely detailed and comprehensive. The CVM’s basis for approving a drug application is documented in a Freedom of Information Summary. . We will be required to conduct post-approval monitoring of FDA approved pharmaceutical products and to submit reports of product quality defects, adverse events or unexpected results to the CVM’s Surveillance and Compliance group. No assurance may be given that ZAN-100, ZAN-200 or any new animal drug product which the Company may develop will be approved by the FDA to be marketed and sold. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of veterinary drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

Amount spent during the three months ended March 31, 2018 and March 31, 2017, December 31, 2017 and December 31, 2016, the three months ended September 30, 2017 and September 30, 2016 and the fiscal year ended June 30, 2017 and June 30, 2016 on research and development activities.

During the three months ended March 31 2018 and 2017 the Company spent $311, 821 and $27,424 on Research and Development, respectfully.

During the three months ended December 31 , 2017 and 2016 the Company spent $27,424 and $29,924 on Research and Development, respectfully.

During the three months ended September 30, 2017 and September 30, 2016 the Company spent $27,575 and $27,425 on Research and Development, respectfully.

During the fiscal years ended June 30, 2017 and June 30, 2016 the Company spent $124,600 and $100,225 on Research and Development, respectfully.

Costs and effects of compliance with environmental laws (federal, state and local);

Zander has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

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Number of total employees and number of full-time employees

As of March 12, 2018, Zander has 3 employees of which each of them devote an average of 25 hours a week to the affairs of the Company

PROPERTIES

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by ENTB on a month to month basis free of charge. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of the Company’s property is the subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been and there currently is no public market for our securities. We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB) or the OTCQB Tier operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The stockholders' equity section of the Company contains the following classes of capital stock as April 23, 2018:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,758,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock and 1,000,000 is designated Series AA Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of December 15, 2017 and 200 shares of Series AA Preferred Stock are issued and outstanding as of December 15, 2017.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

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With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,000).

As of April 23, 2018 there were 8 holders of our Common Stock.

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FINANCIAL STATEMENTS

Zander Therapeutics, Inc
BALANCE SHEET
	As of	As of
	March 31, 2018	June 30, 2017
	(unaudited)	(as restated)

CURRENT ASSETS
	674,259	96,005
Prepaid Expenses, Related Parties	89,569
Prepaid Expenses	38	0
Total Current Assets	763,866	96,005
Total Assets	763,866	96,005
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party		0
Notes Payable, Related Party	11,441	119,089
Accrued Expenses, Related Parties	12,565	107,343
Accrued Expenses	818	818
Total Current Liabilities	24,824	227,250
Total Liabilities	24,824	227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
4,758,001 shares and 3,008,001 shares issued and outstanding as of March 31, 2018	476	301
and June 30, 2017 respectively
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30, 2017 and March 31, 2018
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 and March 31,2018	900	750
9,000,00 shares and 7,500,000 shares outstanding as of March 31, 2018 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of March 31, 2018 and June 30, 2017 respectively	0	100,000
Series AA Preferred Stock, $0.0001 par, Authorized 1,000,000 and 0 as of March 31, 2018 and December 31, 2017, respectfully
200 and 0 shares outstanding as of March 31, 2018 and June 30, 2017 , respectfully	0
Additional Paid In Capital	1,620,689	120,814
Contributed Capital, Related Party	389,930	228,687
Retained Deficit	(1,272,953)	(581,796)
Total Stockholder's Equity	739,042	(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	763,866	96,005

The Accompanying Notes are an Integral Part of These Financial Statements

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Zander Therapeutics, Inc.
STATEMENT OF OPERATIONS
(unaudited)
	Three Months ended	Three Months ended	Nine Months Ended	Nine Months Ended
	March 31 2018	March 31 2017	March 31 2018	March 31 2017
TOTAL REVENUES
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	21,821	27,424	76,670	82,273
Contract Research Fees	290,000		290,000
Consulting Costs			150	2,500
Total Research and Development	311,821	27,424	366,820	84,773
General and Administrative:
General and Administrative, Paid By Related Party	18,000	18,000	54,000	54,000
General and Administrative	1,992		8,127
Total General and Administrative	19,992	18,000	62,127	54,000
Rent, Paid By Related Party	9,348	8,988	27,444	29,109
Consulting:
Consulting Costs, Paid by Related Party			79,799
Consulting Costs	54,995	7,989	145,131	7,989
Total Consulting	54,995	7,989	224,930	7,989

Total Costs and Expenses	396,156	62,401	681,321	175,871
OPERATING LOSS	(396,156)	(62,401)	(681,321)	(175,871)
OTHER INCOME AND EXPENSES
Interest Expense, Related Party	(1,136)	(629)	(9,835)	(1,279)
Interest Expense
Total Other Income ( Expenses)	(1,136)	(629)	(9,835)	(1,279)
NET INCOME (LOSS)	(397,292)	(63,030)	(691,156)	(177,150)
Income Taxes	0	0	0	0
NET INCOME (LOSS)	(397,292)	(63,030)	(691,156)	(177,150)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.109)	(0.062)	(0.167)	(0.537)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	3,640,792	1,011,237	4,138,038	329,671

The Accompanying Notes are an Integral Part of These Financial Statements

33

Zander Therapeutics, Inc.
STATEMENT OF CASH FLOWS
(unaudited)

	9 Months Ended	Nine Months Ended
	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(691,156)	(177,150)
Adjustments to reconcile net Income (loss) to net cash
Stock Issued for Expenses	162	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(94,776)	66,551
(Increase) Decrease in Prepaid Expenses	(89,568)
Net Cash provided by (used) in Operating Activities	(875,338)	(110,598)
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Issued for Cash	1,400,000	0
Increase (Decrease) in Contributed Capital	161,241	83,109
Increase (Decrease) in Notes Payable	(107,649)	29,989
Net Cash provided by (used) in Financing Activities	1,453,592	113,098

Net Increase (Decrease) in Cash	578,254	2,500

Cash at Beginning of Period	96,005	0
Cash at End of Period	674,259	2,500

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued , Previously subscribed and paid for	100,000

The Accompanying Notes are an Integral Part of These Financial Statements

34

ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of March 31, 2018

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

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F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of March 31, 2018 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarters ended December 31, 2016 and December 31, 2017.

I. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations (“CRO”) conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

License Fees paid to Regen Biopharma, Inc. are accrued over the course of the reporting period. The Companies make payments to CROs based on agreed-upon terms and the Company generally accrues expenses based on services performed or over the term of the agreement, as applicable The term of research activities performed by CRO’s on behalf of the Company during the quarter did not exceed the quarter.

J. STOCK BASED COMPENSATION

Stock issued for Non-Employee Services

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. .During the quarter ended December 31, 2017 no securities were issued as stock based compensation to non employees.

36

In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Pursuant to ASC 505-50-30-11 an issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date:

i.	The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); and

ii.	The date at which the counterparty’s performance is complete.

Stock issued for Employee Compensation

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

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In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 1,272,953 during the period from June 18, 2015 (inception) through March 31, 2018. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. During the quarter ended March 31, 2018 the Company raised $500,000 from the sale of 350,000 common shares for cash.

NOTE 4. INCOME TAXES

As of March 31, 2018

Deferred tax assets:
Net operating tax carry forwards	$267,320
Other	-0-
Gross deferred tax assets	267,320
Valuation allowance	(267,320)
Net deferred tax assets	$-0-

As of  March 31, 2018 the Company has a  Deferred Tax Asset of  $267,320 completely attributable to net operating loss carry forwards  of approximately $1,272,953   ( which expire 20 years from the date the loss was incurred) ..

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

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A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 21% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of December 31, 2017
Entest Biomedical, Inc. ( Note 6)	$11,441

$11,441 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of March 31, 2018 Entest Biomedical, Inc. owned 58.1% of the share capital and 50.7 % of the voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of March 31, 2018 the Company has received capital contributions from Entest Biomedical, Inc. totaling $389,930

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

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Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

During the quarter ended December 31, 2017 the Company paid $58,000 to Regen , such amounts to be applied toward minimum royalties which become due and payable pursuant to the Agreement.

During the quarter ended March 31, 2018 the Company paid $20,000 to Regen, such amounts to be applied toward minimum royalties which become due and payable pursuant to the Agreement.

On February 7, 2018 Regen and Zander agreed to a 10% reduction of Zander’s June 2018 Annual Anniversary Fee obligation if Zander pays such fee on or before February 10, 2018. $90,000 was paid by Zander in satisfaction of the June 2018 Annual Anniversary Fee during the quarter ended March 31, 2018

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

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On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered.

$11,441 owed by the Company to Entest Biomedical,Inc. as of December 31, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. During the quarter ended September 30, 2017 the Company made principal payments of $23,000 to Entest Biomedical, Inc.

During the quarter ended December 31, 2017 the Company made principal payments of $97,500 to Entest Biomedical, Inc.

During the quarter ended March 31, 2018 the Company made principal payments of $90,000 to Entest Biomedical, Inc.

As of March 31, 2018 the Company owes $12,565 of accrued interest to Entest Biomedical, Inc.

The Company has recognized $9,348 of rental expenses for the three months ended March 31, 2018. This expense is equal to 100% of the rent paid by Entest Biomedical, Inc. for space occupied by the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been identical.

The Company has recognized $18,000 of General and Administrative expenses paid by a related party during the quarter ended March 31, 2018. This expense is equal to 60% of the salary expense incurred by Entest Biomedical, Inc. for the salary of David R. Koos, the Company’s Chief Executive Officer. It is estimated by the Company that 60% of David Koos’ professional time during the quarter ended December 31, 2017 was spent on activities which benefitted the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been in the range of $18,000 to $30,000

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as March 31, 2018:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,758,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which

(a) 10,000,000 is designated as Series M Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of March 31, 2018

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

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On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

(b) 1,000,000 is designated as Series AA Preferred Stock: 200 shares of Series AA Preferred Stock are issued and outstanding as of March 31, 2018,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times 10,000 (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

NOTE 8. STOCK TRANSACTIONS

On February 5, 2018, Zander issued 100,000 of its common shares for consideration of $200,000.

On February 27, 2018, Zander issued 150,000 of its common shares for consideration of $300,000

NOTE 9. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s annual financial statements for the periods ended June 30, 2016 and June 30, 2017 the Company determined that the following revisions are required:

For the Fiscal Year Ended June 30, 2016:

(a)	The inclusion in Retained Deficit of $1348 of Rental Expenses incurred by Entest Biomedical, Inc. benefitting the Company and $2,400 of salary expense incurred by Entest Biomedical, Inc. benefitting the Company

(b)	The inclusion in retained deficit of $2185 representing expense related to License Fees due to a Related Party

(c)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $100006 of expense attributable to Licensing Fees Due to a related party during the fiscal year ended June 30, 2016.

(d)	The reclassification of $101,118 Due to Shareholder as Due to Shareholder Related Party

(e)	The recognition during the year ended June 30, 2016 of :

(a)	$41,532 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander

(b)	$72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander

(f)	The reclassification of $905 of General and Administrative expenses paid on behalf of Zander by Entest Biomedical, Inc. as General and Administrative Expenses paid by Related Party

(g)	Reclassification of increases Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

For the Fiscal Year Ended June 30, 2017:

(a)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party

(b)	The reclassification of $107,343 of Accrued Expenses as Accrued Expenses , Related Party

(c)	The accrual of $110,000 of Licensing Fees due to a Related Party correcting an overstatement of total Research and Development Expenses recognized over the period from $224,600 to $124,600

(d)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs

(e)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees

(f)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party

(g)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander

(h)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander

(i)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

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ZANDER THERAPEUTICS, INC.
BALANCE SHEET As of June 30, 2017
	As originally presented	Adjustments	As restated
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	107,343	107,343
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		227,250

STOCKHOLDER'S EQUITY

Common Stock, Authorized 100,000,000, $0.0001 Par Value 3,008,001 shares issued and outstanding as of June 30, 2017	301		301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively	750		750
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(230,193)	(581,796)
Total Stockholder's Equity	(128,833)		(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

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Zander Therapeutics, Inc
BALANCE SHEET
	As of	As of
	December 31, 2017	June 30, 2017
	(unaudited)	(as restated)
CURRENT ASSETS
	721,242	96,005
Prepaid Expenses	42	0
Total Current Assets	721,284	96,005
Total Assets	721,284	96,005
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party		0
Notes Payable, Related Party	101,441	119,089
Accrued Expenses, Related Parties	10,038	107,343
Accrued Expenses	818	818
Total Current Liabilities	112,297	227,250
Total Liabilities	112,297	227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
4,508,001 shares and 3,008,001 shares issued and outstanding as of December 31, 2017	451	301
and June 30, 2017 respectively
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30, 2017 and December 31, 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 and December 31, 2017	900	750
9,000,00 shares and 7,500,000 shares outstanding as of December 31, 2017 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of December 31, 2017 and June 30, 2017 respectively	0	100,000
Series AA Preferred Stock, $0.0001 par, Authorized 0 and 1,000,000 as of June 30, 2017 and December 31, 2017, respectfully
200 and 0 shares outstanding as of December 31, 2017 and June 30, 2017 , respectfully
Additional Paid In Capital	1,120,714	120,814
Contributed Capital, Related Party	362,582	228,687
Retained Deficit	(875,660)	(581,796)
Total Stockholder's Equity	608,988	(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	721,284	96,005

The Accompanying Notes are an Integral Part of These Financial Statements

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Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
(unaudited)
	Three Months ended	Three Months ended	Six Months Ended	Six Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
TOTAL REVENUES	0	0	0	0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	27,424	27,424	54,849	54,849
Consulting Costs	0	2,500	150	2,500
Total Research and Development	27,424	29,924	54,999	57,349
General and Administrative:
General and Administrative, Paid By Related Party	18,000	18,000	36,000	36,000
General and Administrative	2,979		6,135	0
Total General and Administrative	20,979	18,000	42,135	36,000
Rent, Paid By Related Party	9,108	10,008	18,096	20,121
Consulting:
Consulting Costs, Paid by Related Party	31,141	0	79,799	0
Consulting Costs	74,117	0	90,136	0
Total Consulting	105,258	0	169,935	0

Total Costs and Expenses	162,770	57,932	285,165	113,470

OPERATING LOSS	(162,770)	(57,932)	(285,165)	(113,470)
OTHER INCOME AND EXPENSES
Interest Expense, Related Party	(3,867)	(548)	(8,699)	(650)
Interest Expense
Total Other Income ( Expenses)	(3,867)	(548)	(8,699)	(650)
NET INCOME (LOSS)	(166,637)	(58,480)	(293,864)	(114,120)
Income Taxes	0	0	0	0
NET INCOME (LOSS)	(166,637)	(58,480)	(293,864)	(114,120)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.039)	(58,480)	(0.076)	(114,120)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	4,221,188	1	3,883,411	1

The Accompanying Notes are an Integral Part of These Financial Statements

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Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS
(unaudited)

	Six Months Ended	Six Months Ended
	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(293,864)	(114,120)
Adjustments to reconcile net Income (loss) to net cash
Stock Issued for Expenses	158	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(97,303)	38,498
Net Cash provided by (used) in Operating Activities	(391,009)	(75,621)
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Issued for Cash	900,000
Increase (Decrease) in Contributed Capital	133,895	56,121
Increase (Decrease) in Notes Payable	(17,649)	22,000
Net Cash provided by (used) in Financing Activities	1,016,246	78,121

Net Increase (Decrease) in Cash	625,237	2,500

Cash at Beginning of Period	96,005	0
Cash at End of Period	721,242	2,500

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued , Previously subscribed and paid for	100,000

The Accompanying Notes are an Integral Part of These Financial Statements

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ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of December 31, 2017

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

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F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31,2017 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarters ended December 31, 2016 and December 31, 2017.

I. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations (“CRO”) conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

License Fees paid to Regen Biopharma, Inc. are accrued over the course of the reporting period. The Companies make payments to CROs based on agreed-upon terms and the Company generally accrues expenses based on services performed or over the term of the agreement, as applicable. During the quarter ended December 31, 2017 no services were performed by CROs . The term of research activities performed by a consultant on behalf of the Company during the quarter did not exceed the quarter.

J. STOCK BASED COMPENSATION

Stock issued for Non-Employee Services

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. .During the quarter ended December 31, 2017 no securities were issued as stock based compensation to non employees.

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In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Pursuant to ASC 505-50-30-11 an issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date:

i.	The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); and
ii.	The date at which the counterparty’s performance is complete.

Stock issued for Employee Compensation

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

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In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 875,660 during the period from June 18, 2015 (inception) through December 31, 2017. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of December 31, 2017

Deferred tax assets:
Net operating tax carry forwards	$297,724
Other	-0-
Gross deferred tax assets	297,724
Valuation allowance	(297,724)
Net deferred tax assets	$-0-

50

As of  December 31 ,  2017 the Company has a  Deferred Tax Asset of  $297,724 completely attributable to net operating loss carry forwards  of approximately $875,660   ( which expire 20 years from the date the loss was incurred) .

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of December 31, 2017
Entest Biomedical, Inc. ( Note 6)	$101,441

$101,441 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of December 31, 2017 Entest Biomedical, Inc. owned 59.22% of the share capital and 51.5 % of the voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of December 31, 2017 the Company has received capital contributions from Entest Biomedical, Inc. totaling $362,582

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

51

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

During the quarter ended December 31, 2017 the Company paid $58,000 to Regen , such amounts to be applied toward minimum royalties which become due and payable pursuant to the Agreement.

52

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered.

$101,441 owed by the Company to Entest Biomedical,Inc. as of December 31, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. During the quarter ended September 30, 2017 the Company made principal payments of $23,000 to Entest Biomedical, Inc.

During the quartet ended December 31, 2017 the Company made principal payments of $97,500 to Entest Biomedical, Inc.

As of December 31, 2017 the Company owes $10,778 of accrued interest to Entest Biomedical, Inc.

The Company has recognized $9,108 of rental expenses for the three months ended December 31, 2017. This expense is equal to 100% of the rent paid by Entest Biomedical, Inc. for space occupied by the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been identical.

The Company has recognized $18,000 of General and Administrative expenses paid by a related party during the quarter ended December 31, 2017. This expense is equal to 60% of the salary expense incurred by Entest Biomedical, Inc. for the salary of David R. Koos, the Company’s Chief Executive Officer. It is estimated by the Company that 60% of David Koos’ professional time during the quarter ended December 31, 2017 was spent on activities which benefitted the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been in the range of $18,000 to $30,000.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as December 31, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,508,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

53

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which

(a)10,000,000 is designated as Series M Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of December 31, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

(b) 1,000,000 is designated as Series AA Preferred Stock: 200 shares of Series AA Preferred Stock are issued and outstanding as of December 31, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times 10,000 (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

NOTE 8. STOCK TRANSACTIONS

On October 30, Zander issued 900,000 of its common shares for consideration of $900,000

NOTE 9. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s annual financial statements for the periods ended June 30, 2016 and June 30, 2017 the Company determined that the following revisions are required:

For the Fiscal Year Ended June 30, 2016:

(a)	The inclusion in Retained Deficit of $1348 of Rental Expenses incurred by Entest Biomedical, Inc. benefitting the Company and $2,400 of salary expense incurred by Entest Biomedical, Inc. benefitting the Company
(b)	The inclusion in retained deficit of $2185 representing expense related to License Fees due to a Related Party
(c)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $100006 of expense attributable to Licensing Fees Due to a related party during the fiscal year ended June 30, 2016.
(d)	The reclassification of $101,118 Due to Shareholder as Due to Shareholder Related Party
(e)	The recognition during the year ended June 30, 2016 of :
(a)	$41,532 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(b)	$72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(f)	The reclassification of $905 of General and Administrative expenses paid on behalf of Zander by Entest Biomedical, Inc. as General and Administrative Expenses paid by Related Party
(g)	Reclassification of increases Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

54

For the Fiscal Year Ended June 30, 2017:

(a)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party
(b)	The reclassification of $107,343 of Accrued Expenses as Accrued Expenses , Related Party
(c)	The accrual of $110,000 of Licensing Fees due to a Related Party correcting an overstatement of total Research and Development Expenses recognized over the period from $224,600 to $124,600
(d)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs
(e)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees
(f)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party
(g)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(h)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(i)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

Subsequent to the original issuance of Zander’s quarterly financial statements for the periods ended September 30, 2016 and September 30, 2017 the Company determined that the following revisions are required:

For the Quarter Ended September 30, 2016:

(a)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $27,425 of expense attributable to Licensing Fees Due to a related party during the quarter ended September 30, 2016.
(b)	Accrual of $102 of Interest Expense Payable to a related party during the quarter ended September 30, 2016.
(c)	Recognition in the Statement of Cash Flow of increases of $10.527 of Accrued Expenses and $22,000 of Notes Payable

For the Quarter Ended September 30, 2017:

(a)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $27,425 of expense attributable to Licensing Fees Due to a related party during the quarter ended September 30, 2017.

55

ZANDER THERAPEUTICS, INC.
BALANCE SHEET
	As of	Adjustments	As of
	June 30, 2017		June 30, 2017
			(as restated)
ASSETS
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	107,343	107,343
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,008,001 shares issued and outstanding as of June 30, 2017	301		301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017	750		750
0 shares and 7,500,000 shares outstanding as of June30, 2016 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(230,193)	(581,796)
Total Stockholder's Equity	(128,833)		(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

56

NOTE 10. SUBSEQUENT EVENTS

On February 5, 2018, Zander issued 100,000 of its common shares for consideration of $200,000.

On February 27, 2018, Zander issued 150,000 of its common shares for consideration of $300,000.

57

Zander Therapeutics, Inc
BALANCE SHEET
	As of	As of
	September 30, 2017	June 30, 2017
	(unaudited)	(as restated)
ASSETS	(as restated)
CURRENT ASSETS
Cash	53,833	96,005
Prepaid Expenses	46	0
Total Current Assets	53,879	96,005
Total Assets	53,879	96,005
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party		0
Notes Payable, Related Party	198,941	119,089
Accrued Expenses, Related Parties	36,747	107,343
Accrued Expenses	818	818
Total Current Liabilities	236,506	227,250
Total Liabilities	236,506	227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,608,001 shares and 3,008,001 shares issued and outstanding as of September 30, 2017	360	301
and June 30, 2017 respectively
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30, 2017 and September 30, 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 and September 30 2017	900	750
9,000,00 shares and 7,500,000 shares outstanding as of September 30, 2017 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of September 30, 2017 and June 30, 2017 respectively	0	100,000
Series AA Preferred Stock, $0.0001 par, Authorized 1,000,000 and 0 as of September 30, 2017 and June 30, 2017, respectfully
200 and 0 shares outstanding as of September 30, 2017 and June 30, 2017 , respectfully
Additional Paid In Capital	220,804	120,814
Contributed Capital, Related Party	304,333	228,687
Retained Deficit	(709,024)	(581,796)
Total Stockholder's Equity	(182,627)	(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	53,879	96,005

The Accompanying Notes are an Integral Part of These Financial Statements

58

Zander Therapeutics, Inc
Statement of Operations
(unaudited)
	Three Months ended	Three Months Ended
	September 30, 2017	September 30, 2016
	(as restated)	(as restated)
TOTAL REVENUES	0	0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	27,425	27,425
Consulting Costs	150	0
Total Research and Development	27,575	27,425
General and Administrative:
General and Administrative, Paid By Related Party	18,000	18,000
General and Administrative	3,156	0
Total General and Administrative	21,156	18,000
Rent, Paid By Related Party	8,988	10,113
Consulting:
Consulting Costs, Paid by Related Party	48,658	0
Consulting Costs	16,019	0
Total Consulting	64,677	0

Total Costs and Expenses	122,396	55,538

OPERATING LOSS	(122,396)	(55,538)
OTHER INCOME AND EXPENSES
Interest Expense, Related Party	(4,832)	(102)
Interest Expense		0
Total Other Income ( Expenses)	(4,832)	(102)
NET INCOME (LOSS)	(127,228)	(55,640)
Income Taxes	0	0
NET INCOME (LOSS)	(127,228)	(55,640)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.036)	(55,640)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	3,548,660	1

The Accompanying Notes are an Integral Part of These Financial Statements

59

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016
	(as restated)	(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(127,228)	(55,640)
Adjustments to reconcile net Income (loss) to net cash
Stock Issued for Expenses	154	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(70,596)	10,527
Net Cash provided by (used) in Operating Activities	(197,669)	(45,113)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Contributed Capital	75,646	28,113
Increase (Decrease) in Notes Payable	79,852	22,000
Net Cash provided by (used) in Financing Activities	155,497	50,113

Net Increase (Decrease) in Cash	(42,172)	5,000

Cash at Beginning of Period	96,005	0
Cash at End of Period	53,833	5,000

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued , Previously subscribed and paid for	100,000

The Accompanying Notes are an Integral Part of These Financial Statements

60

ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of September 30, 2017

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

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F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30,2017 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarters ended September 30, 2016 and September 30 2017.

I. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations (“CRO”) conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

License Fees paid to Regen Biopharma, Inc. are accrued over the course of the reporting period. The Companies make payments to CROs based on agreed-upon terms and the Company generally accrues expenses based on services performed or over the term of the agreement, as applicable. During the quarter ended September 30, 2017 no services were performed by CROs .

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J. STOCK BASED COMPENSATION

Stock issued for Non-Employee Services

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. Stock issued for compensation to non employees during the quarter ended September 30, 2017 were accounted for at the fair value of the equity instruments issued as there were no dollar amounts billed to the Company for services rendered by the non employees .

In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Pursuant to ASC 505-50-30-11505-50-30-11 an issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date:

i.        The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); and

ii.        The date at which the counterparty’s performance is complete.

The Company has assessed that the date of issuance of the stock grant constituted commitment for performance therefore stock grants to nonemployees issued during the period were measured as of the issue date.

The following Summarizes the Company’s issuance of stock for nonemployee services for the quarter ended September 30, 2017:

Series M Preferred Shares
	Number of Shares	Weighted Average Fair Value
Balance July 1, 2017
Unvested Shares	0
Vested Shares	6,000,000	600
Total July 1, 2017	6,000,000	600
Shares Issued Vested	1,500,000	150
Balance June 30, 2017	7,500,000	750

Common Shares
	Number of Shares	Weighted Average Fair Value
Balance July 1, 2017
Unvested Shares	0
Vested Shares	0
Total July 1, 2017	0
Shares Issued Vested	500,000	50
Balance September 30, 2017	500,000	50

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In determining Fair Value for shares issued to nonemployees an asset based valuation method was utilized , specifically Enterprise Value(Assets Less Cash and Cash Equivalents plus Fair Value of Debt) less Fair Value of Debt. The following inputs were utilized.

500,000 of the Common Shares of the Company and 100,000 of the Series M Preferred Shares of the Company issued on July 10, 2017:

Fair Value of Intellectual Property as of July 10, 2017	$1145
Notes Payable as of July 10, 2017	$119.089
Accrued Expenses as of July 10, 2017	$106,499
Enterprise Value as of July 10, 2017 (subtotal)	$226,733
Less Total Debt:	$(225,588)
Portion of Enterprise Value attributable to Shareholders:	$1,145
Per Shares Portion of Enterprise Value attributable to Shareholders	$0.000102

1,400,000 of the Series M Preferred Shares of the Company issued August 21, 2017

Fair Value of Intellectual Property as of August 21, 2017	$1145
Notes Payable as of August 21, 2017	$221,941
Accrued Expenses as of August 21, 2017	$5,349
Enterprise Value as of August 21, 2017(subtotal)	$228,435
Less Total Debt	$(227,290)
Portion of Enterprise Value attributable to Shareholders :	$1,145
Per Share Portion of Enterprise Value attributable to Shareholders	$0.00009

During the quarter ended September 30, 2017 the Company recognized a compensation expense of $154 for stock compensation for non employee services.

Stock issued for Employee Compensation

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Series AA Preferred Shares
	Number of Shares	Weighted Average Fair Value
Balance July 1, 2017
Unvested Shares	0
Vested Shares	0
Total July 1, 2017	0
Vested Shares Issued	200	0.08
Balance 9/30/2017	200	0.08

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In determining Fair Value for shares issued to employees an asset based valuation method was utilized. The following inputs were utilized; specifically Enterprise Value (Assets Less Cash and Cash Equivalents plus Fair Value of Debt). The following inputs were utilized:

200 Shares of the Company’s Series AA Preferred Stock issued September 15, 2017

Fair Value of Intellectual Property as of September 15, 2017	$1145
Notes Payable as of September 15, 2017	$216,941
Accrued Expenses as of September 15, 2017	$6,848
Enterprise Value	$224,934
Per Share Portion of Enterprise Value attributable to Shareholders	$0.08

During the quarter ended September 30, 2017 the Company recognized negligible compensation expense for stock compensation to employees.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

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In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 709,024 during the period from June 18, 2015 (inception) through September 30, 2017. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of September 30, 2017

Deferred tax assets:
Net operating tax carry forwards	$241,068
Other	-0-
Gross deferred tax assets	241,068
Valuation allowance	(241,068)
Net deferred tax assets	$-0-

As of  September 30 ,  2017 the Company has a  Deferred Tax Asset of  $241,068 completely attributable to net operating loss carry forwards  of approximately $709,024   ( which expire 20 years from the date the loss was incurred) .

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

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As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of September 30, 2017
Entest Biomedical, Inc. ( Note 6)	$198,941

$198,941 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of September 30, 2017 Entest Biomedical, Inc. owned 63.45% of the share capital and 54.7 % of the voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of September 30, 2017 the Company has received capital contributions from Entest Biomedical, Inc. totaling $304,333

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

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The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered.

$198,941 owed by the Company to Entest Biomedical,Inc. as of September 30, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum. During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. During the quarter ended September 30, 2017 the Company made principal payments of $23,000 to Entest Biomedical, Inc. As of September 30, 2017 the Company owes $6,911 of accrued interest to Entest Biomedical, Inc.

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The Company has recognized $8,988 of rental expenses for the three months ended September 30, 2017. This expense is equal to 100% of the rent paid by Entest Biomedical, Inc. for space occupied by the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been identical.

The Company has recognized $18,000 of General and Administrative expenses paid by a related party during the quarter ended September 30, 2017. This expense is equal to 60% of the salary expense incurred by Entest Biomedical, Inc. for the salary of David R. Koos, the Company’s Chief Executive Officer. It is estimated by the Company that 60% of David Koos’ professional time during the quarter ended September 30, 2017 was spent on activities which benefitted the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been in the range of $18,000 to $30,000.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as September 30, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 3,608,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which

(a)10,000,000 is designated as Series M Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of September 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

(b) 1,000,000 is designated as Series AA Preferred Stock: 200 shares of Series AA Preferred Stock are issued and outstanding as of September 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times 10,000 (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

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NOTE 8. STOCK TRANSACTIONS

On July 10, 2017 the Company issued 100,000 of its Series M Shares for Services.

The shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on June 20, 2017 which was superseded by an agreement by and between the member and the Company entered into on August 16th 2017 (“August Member Agreement”).

It was agreed by the parties that the 100,000 Series M Shares issued to the member would be considered part of the compensation due pursuant to the August Member Agreement.

Pursuant to the August Member Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the August Member Agreement is from August 17, 2017 to August 18, 2018.

The abovementioned 100,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $10 in the relevant accounting period in connection with the abovementioned issuance of 100,000 shares of the Company’s Series M Preferred stock.

On July 10, 2017 the Company issued 100,000 common shares to the Chairman of the Company’s Business Advisory Board for consideration of $100,000.

On July 10, 2017 the Company issued 500,000 common shares to the Chairman of the Company’s Business Advisory Board as consideration for services.

The common shares were issued pursuant to the terms and conditions of that agreement (“Agreement”) by and between the Company and the Chairman whereby the Chairman shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

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Pursuant to the Agreement:

(a)	The Chairman shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to the Chairman and Zander, to discuss any matter involving Zander or its Subsidiaries

(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").

(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

Pursuant to the Agreement:

(i)	The Chairman received 500,000 of the common shares of Zander.

(ii)	In the event that an Advisory Candidate identified and introduced by The Chairman to Zander serves as a member of the Business Advisory Board of Zander, The Chairman shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

The abovementioned 500,000 shares of the Company’s common stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s common stock.

On August 21, 2017 the Company issued 1,400,000 of its Series M Shares for Services:

400,000 of the abovementioned Series M Preferred shares were issued pursuant to the August Member Agreement previously described.

The abovementioned 400,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $40 in the relevant accounting period in connection with the abovementioned issuance of 400,000 shares of the Company’s Series M Preferred stock.

500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

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Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

An additional 500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered. The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipient. The abovementioned 200 shares of the Company’s Series AA Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

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In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company will recognize a nominal expense in connection with the abovementioned issuance.

None of the securities issued by the Company which were issued as compensation are redeemable by the Company or the Holder.

NOTE 9. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s quarterly financial statements for the periods ended September 30, 2016 and September 30, 2017 the Company determined that the following revisions are required:

Subsequent to the original issuance of Zander’s annual financial statements for the periods June 30, 2017 the Company determined that the following revisions are required:

(g)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party
(h)	The reclassification of $107,343 of Accrued Expenses as Accrued Expenses , Related Party
(i)	The accrual of $110,000 of Licensing Fees due to a Related Party correcting an overstatement of total Research and Development Expenses recognized over the period from $224,600 to $124,600
(j)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs
(k)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees
(l)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party
(j)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(k)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(l)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

For the Quarter Ended September 30, 2016:

(d)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $27,425 of expense attributable to Licensing Fees Due to a related party during the quarter ended September 30, 2016.
(e)	Accrual of $102 of Interest Expense Payable to a related party during the quarter ended September 30, 2016.
(f)	Recognition in the Statement of Cash Flow of increases of $10.527 of Accrued Expenses and $22,000 of Notes Payable

For the Quarter Ended September 30, 2017:

(b)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $27,425 of expense attributable to Licensing Fees Due to a related party during the quarter ended September 30, 2017.

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BALANCE SHEET
(unaudited)
	As of		As of
	September 30, 2017		September 30, 3017
ASSETS			(as restated)
CURRENT ASSETS
Cash	53,833		53,833

Prepaid Expenses	46		46
Total Current Assets	53,879		53,879

Total Assets	53,879		53,879
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party
Notes Payable, Related Party	198,941		198,941
Accrued Expenses, Related Parties	6,911	29,836	36,747
Accrued Expenses	818		818
Total Current Liabilities	206,670		236,506
Total Liabilities	206,670		236,506

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,608,001 shares and 3,008,001 shares issued and outstanding as of September 30, 2017	360		360
and June 30, 2017 respectively
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30, 2017 and September 30, 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 and September 30 2017	900		900
9,000,00 shares and 7,500,000 shares outstanding as of September 30, 2017 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of September 30, 2017 and June 30, 2017 respectively	0		0
Series AA Preferred Stock, $0.0001 par, Autorized 1,000,000 and 0 as of September 30, 2017 and June 30, 2017, respectfully
200 and 0 shares outstanding as of September 30, 2017 and June 30, 2017 , respectfully
Additional Paid In Capital	220,804		220,804
Contributed Capital, Related Party	304,333		304,333
Retained Deficit	(679,188)	(29,836)	(709,024)
Total Stockholder's Equity	(152,791)	(29,836)	(182,627)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	53,879		53,879

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Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
(unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2016
			(as restated)
TOTAL REVENUES	0		0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	0	27,425	27,425
Total Research and Development	0	27,425	27,425
General and Administrative:
General and Administrative, Paid By Related Party	18,000		18,000
Stock Payments to Related Party	0		0
General and Administrative	0		0
Total General and Administrative	18,000		18,000
Rent, Paid By Related Party	10,113		10,113
Total Costs and Expenses	28,113	27,425	55,538
OPERATING LOSS	(28,113)	(27,425)	(55,538)
OTHER INCOME AND EXPENSES
Interest Expense, Related Party	0	(102)	(102)
Total Other Income ( Expenses)	0	(102)	(102)
NET INCOME (LOSS)	(28,113)	(27,527)	(55,640)
Income Taxes	0		0
NET INCOME (LOSS)	(28,113)	(27,527)	(55,640)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(28,113)	(27,527)	(55,640)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1		1

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STATEMENT OF OPERATIONS
(unaudited)
	Three Months ended		Three Months ended
	September 30, 2017		September 30, 2017
			(as restated)
TOTAL REVENUES			0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	0	27,425	27,425
Consulting Costs	150		150

Total Research and Development	150	27,425	27,575
General and Administrative:
General and Administrative, Paid By Related Party	18,000		18,000
General and Administrative	3,156		3,156
Total General and Administrative	21,156		21,156
Rent, Paid By Related Party	8,988		8,988
Consulting:

Consulting Costs, Paid by Related Party	48,658		48,658
Consulting Costs	16,019		16,019
Total Consulting	64,677		64,677

Total Costs and Expenses	94,971	27,425	122,396

OPERATING LOSS	(94,971)	(27,425)	(122,396)
OTHER INCOME AND EXPENSES
Interest Income, Related Party
Interest Expense, Related Party	(4,832)		(4,832)
Interest Expense
Total Other Income ( Expenses)	(4,832)		(4,832)
NET INCOME (LOSS)	(99,803)	(27,425)	(127,228)
Income Taxes	0		0
NET INCOME (LOSS)	(99,803)	(27,425)	(127,228)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.028)	(0.008)	(0.036)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	3,548,660		3,548,660

76

STATEMENT OF CASH FLOWS
(unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2016
			(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(28,113)	(27,527)	(55,640)
Increase (Decrease) in Accrued Expenses	0	10,527	10,527
Net Cash provided by (used) in Operating Activities	(28,113)	(17,000)	(45,113)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder
Increase (Decrease) in Contributed Capital	28,113		28,113
Increase (Decrease) in Notes Payable	0	22,000	22,000
Common Stock Issued for Cash
Net Cash provided by (used) in Financing Activities	28,113	22,000	50,113

Net Increase (Decrease) in Cash	0	5000	5,000

Cash at Beginning of Period	0		0
Cash at End of Period	0	5000	5,000

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued , Previously subscribed and paid for

The Accompanying Notes are an Integral Part of These Financial Statements

77

STATEMENT OF CASH FLOWS
(unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 3017
			(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(99,803)	(27,425)	(127,228)
Adjustments to reconcile net Income (loss) to net cash
Stock Issued for Expenses	154		154
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(98,020)	27,424	(70,596)
Net Cash provided by (used) in Operating Activities	(197,669)		(197,669)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Contributed Capital	75,646		75,646
Increase (Decrease) in Notes Payable	79,852		79,852
Net Cash provided by (used) in Financing Activities	155,497		155,497

Net Increase (Decrease) in Cash	(42,172)		(42,172)

Cash at Beginning of Period	96,005		96,005
Cash at End of Period	53,833		53,833

78

ZANDER THERAPEUTICS, INC.
BALANCE SHEET
	As of	Adjustments	As of
	June 30, 2017		June 30, 2017
			(as restated)
ASSETS
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	107,343	107,343
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,008,001 shares issued and outstanding as of June 30, 2017	301		301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017	750		750
0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(230,193)	(581,796)
Total Stockholder's Equity	(128,833)		(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

79

NOTE 10. SUBSEQUENT EVENTS

On October 30, 2017 Zander issued 900,000 of its common shares for consideration of $900,000

80

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Zander Therapeutics, Inc.

We have audited the accompanying balance sheets (restated) of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016 and the related statements of operations (restated), stockholders’ equity (deficit) (restated), and cash flows (restated) for each of the years in the two-year period ended June 30, 2017. Zander Therapeutics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements (restated) referred to above present fairly, in all material respects, the financial position of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2017 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 of the financial statements (restated), the 2017 and 2016 financial statements have been restated to correct errors.

The accompanying financial statements (restated) have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at June 30, 2017 and June 30, 2016, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

September 5, 2017, except for the disclosure and effects of the matters described in Notes 9 and 10, as to which the date is March 16, 2018

81

Zander Therapeutics, Inc
BALANCE SHEET

	As of	As of
	June 30, 2017	June 30, 2016
	(as restated)	(as restated)
ASSETS
CURRENT ASSETS
Cash	96,005	0
Total Current Assets	96,005	0
Total Assets	96,005	0
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party	0	101,115
Notes Payable, Related Party	119,089	0
Accrued Expenses, Related Parties	107,343	102,411
Accrued Expenses	818
Total Current Liabilities	227,250	203,526
Total Liabilities	227,250	203,526

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
1 shares and 3,008,001 shares issued and outstanding as of June 30, 2016	301	0
and June 30, 2017 respectively
Preferred Stock, $0.0001 par value Authorized 0 and 50,000,000 as of June 30, 2016 and 2017, respectively
Series M Preferred Stock, $0.0001 par, Authorized 0 and 10,000,000 as of June 30, 2016 and 2017 respectively	750	0
0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000
Additional Paid In Capital	120,814	0
Contributed Capital, Related Party	228,687	118,185
Retained Deficit	(581,796)	(321,711)
Total Stockholder's Equity	(131,244)	(203,526)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005	0

The Accompanying Notes are an Integral Part of These Financial Statements

82

Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
(as restated)
	Year Ended	Year Ended
	June 30, 2017	June 30, 2016
TOTAL REVENUES	0	0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	110,000	100,225
Consulting Costs	2,000	0
Contract Research Fees	12,600	0

Total Research and Development	124,600	100,225
General and Administrative:
General and Administrative, Paid By Related Party	72,000	72,905
Stock Payments to Related Party	650	0
General and Administrative	3,632	0
Total General and Administrative	76,282	72,905
Rent, Paid By Related Party	38,502	41,532
Consulting:
Consulting Costs	17,952	0
Total Consulting	17,952	0

Total Costs and Expenses	257,336	214,662

OPERATING LOSS	(257,336)	(214,662)
OTHER INCOME AND EXPENSES
Interest Income, Related Party	148	0
Interest Expense, Related Party	(2,079)	0
Interest Expense	(818)	0
Total Other Income ( Expenses)	(2,749)	0
NET INCOME (LOSS)	(260,085)	(214,662)
Income Taxes	0	0
NET INCOME (LOSS)	(260,085)	(214,662)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.261)	(214,662)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	996,297	1

The Accompanying Notes are an Integral Part of These Financial Statements

83

Zander Therapeutics, Inc
STATEMENT OF SHAREHOLDERS EQUITY
For the period from July 1 2015
To June 30, 2017
(As Restated)

	Common		Series M Preferred
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Common Stock Subscribed For but Unissued	Contributed Capital	Retained Earnings	Total
Balance June 30, 2015	1	0			0		3,748	(107,049)	(103,301)
Additions to Contributed
Capital							114,437		114,437
Net Loss								(214,662)	(214,662)
Balance June 30, 2016	1	0			0		118,185	(321,711)	(203,526)
Additions to Contributed Capital							110,502		110,502
Shares issued to Parent , March 1 , 2017	3,000,000	300			100,815				101,115
Shares issued for cash April 10, 2017	8,000	1			19,999				20,000
Shares issued for services June 15 2017			7,500,000	750					750
Common Shares Subscribed but Unissued June 22, 2017						100,000			100,000
Net Loss								(260,085)	(260,085)
Balance June 30, 2017	3,008,001	301	7,500,000	750	120,814	100,000	228,687	(581,796)	(131,244)

The Accompanying Notes are an Integral Part of These Financial Statements

84

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS
(As Restated)

	Year Ended	Year Ended
	June 30, 2017	June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(260,085)	(214,662)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	750	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	5,749	100,225

Net Cash provided by (used) in Operating Activities	(253,586)	(114,437)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Contributed Capital	110,502	114,437
Increase (Decrease) in Notes Payable	119,089	0
Common Stock Issued for Cash	120,000	0
Net Cash provided by (used) in Financing Activities	349,591	114,437

Net Increase (Decrease) in Cash	96,005	0

Cash at Beginning of Period	0	0
Cash at End of Period	96,005	0

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued for Debt	101,115	0

The Accompanying Notes are an Integral Part of These Financial Statements

85

ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of June 30, 2017

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted an June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

86

F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30,2017 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the years ended June 30, 2016 and June 30 2017.

I. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations (“CRO”) conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

License Fees paid to Regen Biopharma, Inc. are accrued over the course of the reporting period. The Companies make payments to CROs based on agreed-upon terms and the Company generally accrues expenses based on services performed or over the term of the agreement, as applicable. During the year ended June 30, 2017 no services performed by CROs or terms of any contract entered into by and between the Company and any CRO extended past the end of the reporting period.

87

J. STOCK BASED COMPENSATION

Stock issued for Non-Employee Services

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. Stock issued for compensation to non employees during the year ended June 30, 2017 were accounted for at the fair value of the equity instruments issued as there were no dollar amounts billed to the Company for services rendered by the non employees .

In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Pursuant to ASC 505-50-30-11505-50-30-11 an issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date:

i.        The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); and

ii.        The date at which the counterparty’s performance is complete.

The Company has assessed that the date of issuance of the stock grant constituted commitment for performance therefore stock grants to nonemployees issued during the period were measured as of the issue date.

The following Summarizes the Company’s issuance of stock for nonemployee services for the year ended June 30, 2017:

Series M Preferred Shares
	Number of Shares	Weighted Average Fair Value
Balance July 1, 2016
Unvested Shares	0
Vested Shares	0
Total July 1, 2016	0
Shares Issued Vested	6,000,000	600
Balance June 30, 2017	6,000,000	600

In determining Fair Value for shares issued to nonemployees an asset based valuation method was utilized , specifically Enterprise Value(Assets Less Cash and Cash Equivalents plus Fair Value of Debt) less Fair Value of Debt.

The following inputs were utilized.

5,000,000 of the Series M Preferred Shares of the Company issued June 15, 2017,

Fair Value of Intellectual Property as of June 15, 2017	$1030
Notes Payable as of June 15, 2017	$119,089
Accrued Expenses as of June 15, 2017	$105,749
Enterprise Value (Subtotal)	$225,868
Less Total Debt	$(224,838)
Portion of Enterprise Value attributable to Shareholders	1,030
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001084

1,000,000 of the Series M Preferred Shares of the Company issued June 20, 2017,

Fair Value of Intellectual Property as of June 20, 2017	$1,145
Notes Payable as of June 20, 2017	$119,089
Accrued Expenses as of June 20, 2017	$105,749
Enterprise Value (Subtotal)	$225,983
Less Total Debt	$(224,838)
Portion of Enterprise Value attributable to Shareholders	$1,145
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001090

During the year ended June 30, 2017 the Company recognized a compensation expense of $600 for stock compensation for non employee services.

Stock issued for Employee Compensation

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Series M Preferred Shares
	Number of Shares	Weighted Average Fair Value
Balance July 1, 2016
Unvested Shares	0
Vested Shares	0	0
Total June 30, 2016	0
Shares Issued Vested	1500000	150
Balance June 30, 2017	1500000	150

In determining Fair Value for shares issued to employees as compensation an asset based valuation method was utilized , specifically Enterprise Value(Assets Less Cash and Cash Equivalents plus Fair Value of Debt) less Fair Value of Debt. The following inputs were utilized.

88

1,500,000 of the Series M Preferred Shares of the Company issued June 15, 2017

Fair Value of Intellectual Property as of June 15, 2017	$1,030
Notes Payable as of June 15, 2017	$119,089
Accrued Expenses as of June 15, 2017	$105,749
Enterprise Value (Subtotal)	$225,868
Less Total Debt	$(224,838)
Portion of Enterprise Value attributable to Shareholders	$1,030
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001084

During the year ended June 30, 2017 the Company recognized a compensation expense of $150 for stock compensation for employee services.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

89

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 581,796 during the period from June 18, 2015 (inception) through June 30, 2017. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of June 30, 2017

Deferred tax assets:
Net operating tax carry forwards	$197,811
Other	-0-
Gross deferred tax assets	197,811
Valuation allowance	(197,811)
Net deferred tax assets	$-0-

As of  June 30 ,  2017 the Company has a  Deferred Tax Asset of  $197,811 completely attributable to net operating loss carry forwards  of approximately $581,796   ( which expire 20 years from the date the loss was incurred) ..

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

90

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of June 30, 2017
Entest Biomedical, Inc. ( Note 6)	$119,089

$119,089 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of June 30, 2017 Entest Biomedical, Inc. owned 76.13% of the share capital and voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of June 30, 2017 the Company has received capital contributions from Entest Biomedical, Inc. totaling $228,687.

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

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The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

As of June 30, 2017 a $100,000 anniversary fee and $2,852 of minimum royalties payable by the Company pursuant to the Agreement remained in arrears. On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock (“ Shares”) to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

$119,089 owed by the Company to Entest Biomedical,Inc. as of June 30, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum. During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. As of June 30, 2017 the Company owes $2,079 of accrued interest to Entest Biomedical, Inc.

The Company has recognized $38,502 of rental expenses for the twelve months ended June 30, 2017. This expense is equal to 100% of the rent paid by Entest Biomedical, Inc. for space occupied by the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been identical.

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The Company has recognized $72,000 of General and Administrative expenses paid by a related party during the twelve months ended June 30, 2017. This expense is equal to 60% of the salary expense incurred by Entest Biomedical, Inc. for the salary of David R. Koos, the Company’s Chief Executive Officer. It is estimated by the Company that 60% of David Koos’ professional time during the year ended June 30, 2017 was spent on activities which benefitted the Company. The Company estimates that the cost that would have been incurred if the Company had operated as an unaffiliated entity during the period would have been in the range of $72,000 to $120,000.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as June 30, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 3,008,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock: 7,500,000 shares of Series M Preferred Stock are issued and outstanding as of June 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

NOTE 8. STOCK TRANSACTIONS

On March 1, 2017 the Company issued 3,000,000 of its common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company ..

On April 10, 2017 the Company issued 8,000 of its common shares for consideration consisting of $20,000.

On June 15, 2017 the Company issued 7,500,000 of its Series M Preferred Shares for services.

The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipients.

5,000,000 of the Shares were issued to Entest Biomedical, Inc., a related party, and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $500 was recognized by the Company in connection with the issuance of these shares.

500,000 of the Shares were issued to each of David Koos ( the Company’s Chairman and Chief Executive Officer) , Harry Lander ( the Company’s President and Chief Scientific Officer) and Todd Caven ( the Company’s Chief Financial Officer) and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $150 was recognized by the Company in connection with the issuance of these shares.

500,000 of the Shares were issued to each of two consultants and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $100 was recognized by the Company in connection with the issuance of these shares.

None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

93

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant

On June 20, 2017 the Company entered into an agreement with the Chairman of the Company’s Business Advisory Board whereby such individual would purchase 100,000 of the Company’s Common Shares for consideration of $100,000. Payment was made to the Company on June 22, 2017. As of June 30, 2017 the aforementioned 100,000 Common Shares have not been issued.

NOTE 9. SUBSEQUENT EVENTS

On July 10, 2017 the Company issued 100,000 of its Series M Shares for Services.

The shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on June 20, 2017 which was superseded by an agreement by and between the member and the Company entered into on August 16th 2017 (“August Member Agreement”).

It was agreed by the parties that the 100,000 Series M Shares issued to the member would be considered part of the compensation due pursuant to the August Member Agreement.

Pursuant to the August Member Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the August Member Agreement is from August 17, 2017 to August 18, 2018.

The abovementioned 100,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

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In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $10 in the relevant accounting period in connection with the abovementioned issuance of 100,000 shares of the Company’s Series M Preferred stock.

On July 10, 2017 the Company issued 100,000 common shares to the Chairman of the Company’s Business Advisory Board for consideration of $100,000.

On July 10, 2017 the Company issued 500,000 common shares to the Chairman of the Company’s Business Advisory Board as consideration for services.

The common shares were issued pursuant to the terms and conditions of that agreement (“Agreement”) by and between the Company and the Chairman whereby the Chairman shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	The Chairman shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to the Chairman and Zander, to discuss any matter involving Zander or its Subsidiaries

(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").

(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

Pursuant to the Agreement:

(i)	The Chairman received 500,000 of the common shares of Zander.

(ii)	In the event that an Advisory Candidate identified and introduced by The Chairman to Zander serves as a member of the Business Advisory Board of Zander, The Chairman shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

The abovementioned 500,000 shares of the Company’s common stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s common stock.

95

On August 21, 2017 the Company issued 1,400,000 of its Series M Shares for Services:

400,000 of the abovementioned Series M Preferred shares were issued pursuant to the August Member Agreement previously described.

The abovementioned 400,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $40 in the relevant accounting period in connection with the abovementioned issuance of 400,000 shares of the Company’s Series M Preferred stock.

500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

96

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

An additional 500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

On September 14, 2017 the Company filed a Certificate of Designations with the Nevada Secretary of State authorizing a series of preferred stock will be designated as Series AA Preferred Stock (the “Series AA Preferred”) which series shall consist of One Million (1,000,000) shares having a par value of $0.0001 per share. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such a holder times ten thousand. (10,000)

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered. The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipient. The abovementioned 200 shares of the Company’s Series AA Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company will recognize a nominal expense in connection with the abovementioned issuance.

On October 30, Zander issued 900,000 of its common shares for consideration of $900,000.

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NOTE 10. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s annual financial statements for the periods ended June 30, 2016 and June 30, 2017 the Company determined that the following revisions are required:

For the Fiscal Year Ended June 30, 2016:

(h)	The inclusion in Retained Deficit of $1348 of Rental Expenses incurred by Entest Biomedical, Inc. benefitting the Company and $2,400 of salary expense incurred by Entest Biomedical, Inc. benefitting the Company
(i)	The inclusion in retained deficit of $2185 representing expense related to License Fees due to a Related Party
(j)	Accrual of expenses relating to Licensing Fees Due to a Related Party resulting in the recognition of $100006 of expense attributable to Licensing Fees Due to a related party during the fiscal year ended June 30, 2016.
(k)	The reclassification of $101,118 Due to Shareholder as Due to Shareholder Related Party
(l)	The recognition during the year ended June 30, 2016 of :
(c)	$41,532 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(d)	$72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(m)	The reclassification of $905 of General and Administrative expenses paid on behalf of Zander by Entest Biomedical, Inc. as General and Administrative Expenses paid by Related Party
(n)	Reclassification of increases Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

For the Fiscal Year Ended June 30, 2017:

(m)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party
(n)	The reclassification of $107,343 of Accrued Expenses as Accrued Expenses , Related Party
(o)	The accrual of $110,000 of Licensing Fees due to a Related Party correcting an overstatement of total Research and Development Expenses recognized over the period from $224,600 to $124,600
(p)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs
(q)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees
(r)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party
(m)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(n)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(o)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

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Balance Sheet as of June 30, 2016

Zander Therapeutics, Inc
BALANCE SHEET

	As of		As of
	June 30, 2016	Adjustments	June 30, 2016
			(as restated)
ASSETS
CURRENT ASSETS
Cash	0		0

Total Current Assets	0		0

Total Assets			0
LIABILITIES
Current Liabilities:
Due to Shareholder	101,115	(101,115)	0
Due to Shareholder, Related Party	0	101,115	101,115
Accrued Expenses, Related Party		102,411	102,411

Total Liabilities	101,115		203,526

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
1 shares issued and outstanding as of June 30, 2016			0

Contributed Capital, Related Party	905	117,280	118,185
Retained Deficit	(102,020)	(219,691)	(321,711)
Total Stockholder's Equity	(101,115)		(203,526)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	0		0

99

ZANDER THERAPEUTICS, INC.
BALANCE SHEET
	As of	Adjustments	As of
	June 30, 2017		June 30, 2017
			(as restated)
ASSETS
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	107,343	107,343
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		227,250

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,008,001 shares issued and outstanding as of	301		301
30-Jun-17
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017	750		750
0 shares and 7,500,000 shares outstanding as of June30, 2016 and June 30, 2017 Respectively
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(230,193)	(581,796)
Total Stockholder's Equity	(128,833)		(131,244)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

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Statement of Operations for the Year Ended June 30, 2016

	June 30, 2016		June 30, 2016
			(As Restated)
TOTAL REVENUES	0		0
COSTS AND EXPENSES
Research and Development
License Fees Due Related Party	0	100,225	100,225
Total Research and Development			100,225
General and Administrative:
General and Administrative, Paid By Related Party	0	72,905	72,905
Stock Payments to Related Party
General and Administrative	905	(905)	0
Total General and Administrative	905	72,000	72,905
Rent, Paid By Related Party	0	41,532	41,532
Total Costs and Expenses	905		214,662
OPERATING LOSS	(905)	(213,757)	(214,662)
NET INCOME (LOSS)	(905)	(213,757)	(214,662)
Income Taxes	0		0
NET INCOME (LOSS)	(905)	(213,757)	(214,662)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(905)		(214,662)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1		1

101

Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
	Year Ended	Adjustments	Year Ended
	June 30, 2017		June 30, 2017
			( as restated)
TOTAL REVENUES	0		0
COSTS AND EXPENSES
Research and Development:
Research and Development:	224,600	(224,600)	0
License Fees Due to Related Party		110,000	110,000
Consulting Costs		2,000	2,000
Contract Research Fees		12,600	12,600

Total Research and Development	224,600		124,600
General and Administrative:
General and Administrative, Paid By Related Party	0	72,000	72,000
Stock Payments to Related Party		650	650
General and Administrative	4,282	(650)	3,632
Total General and Administrative	4,282	72,000	76,282
Rent, Paid By Related Party	0	38,502	38,502
Consulting:

Consulting Costs	17,952		17,952
Total Consulting	17,952		17,952

Total Costs and Expenses	246,834	10,502	257,336

OPERATING LOSS	(246,834)	(10,502)	(257,336)
OTHER INCOME AND EXPENSES
Interest Income, Related Party		148	148
Interest Income	148	(148)	0
Interest Expense, Related Party	0	(2,079)	(2,079)
Interest Expense	(2,897)	(2,079)	(818)
Total Other Income ( Expenses)	(2,749)		(2,749)
NET INCOME (LOSS)	(249,583)	(10,502)	(260,085)
Income Taxes	0		0
NET INCOME (LOSS)	(249,583)	(10,502)	(260,085)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.251)		(0.026)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	996,297		996,297

102

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS

	Year Ended		Year Ended
	June 30, 2017		June 30, 2017
			(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(249,583)	(10,502)	(260,085)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	750		750
Common Stock Issued for Expenses	101,115	(101,115)	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	105,749	(100,000)	5,749

Net Cash provided by (used) in Operating Activities	(41,969)	(211,617)	(253,586)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder	(101,115)	101,115	0
Increase (Decrease) in Contributed Capital	0	100,502	110,502
Increase (Decrease) in Notes Payable	119,089		119,089
Common Stock Issued for Cash	120,000		120,000
Net Cash provided by (used) in Financing Activities	137,974	211,617	349,591

Net Increase (Decrease) in Cash	96,005		96,005

Cash at Beginning of Period	0		0
Cash at End of Period	96,005		96,005

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued for Debt	101,115

103

Zander Therapeutics, Inc.

Statement of Shareholders Equity for the Fiscal Years ended June 30, 2016 and June 30, 2017

	Contributed Capital
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	0	3,748	3,748
Additions to Contributed
capital Fiscal Year Ended
June 30, 2016	905	113,532	114,437
Balance June 30, 2016	905	117,280	118,185
Additions to Contributed
capital Fiscal Year Ended
June 30, 2017	0	110,502	110,502
Balance June 30, 2017	905	227,782	228,687

	Retained Deficit
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	(101,115)	(5,934)	(107,049)
Net Loss for Year Ended June 30
2016	(905)	(213,757)	(214,662)
Net Loss for Year Ended June 30
2017	(249,583)	(10,502)	(260,085)
Balance June 30, 2016	(102,020)	(219,691)	(321,711)
Balance June 30, 2017	(351,603)	(230,193)	(581,796)

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies.

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable.

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

Both ASC 718 and ASC 505-50 require stock based compensation to be recorded at Fair Value.In determining Fair Value of shares issued for nonemployee services an asset based valuation method was utilized , specifically Enterprise Value(Assets Less Cash and Cash Equivalents plus Fair Value of Debt) less Fair Value of Debt. The following inputs were utilized.

5,000,000 of the Series M Preferred Shares of the Company issued June 15, 2017,

Fair Value of Intellectual Property as of June 15, 2017	$1,030
Notes Payable as of June 15, 2017	$119,089
Accrued Expenses as of June 15, 2017	$105,749
Enterprise Value (Subtotal)	$225,868
Portion of Enterprise Value attributable to Shareholders t	$(224,838)
1,030
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001084

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1,000,000 of the Series M Preferred Shares of the Company issued June 20, 2017,

Fair Value of Intellectual Property as of June 20, 2017	$1,145
Notes Payable as of June 20, 2017	$119,089
Accrued Expenses as of June 20, 2017	$105,749
Enterprise Value (Subtotal)	$225,983
Less Total Debt	$(224,838)
Portion of Enterprise Value attributable to Shareholders	$1,145
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001090

500,000 of the Common Shares of the Company and 100,000 of the Series M Preferred Shares of the Company issued on July 10, 2017:

Fair Value of Intellectual Property as of July 10, 2017	$1,145
Notes Payable as of July 10, 2017	$119,089
Accrued Expenses as of July 10, 2017	$106,499
Enterprise Value as of July 10, 2017 (subtotal)	$226,733
Less Total Debt:	$(225,588)
Portion of Enterprise Value attributable to Shareholders	$1,145
Per Share Portion of Enterprise Value attributable to Shareholders	$0.000102

1,400,000 of the Series M Preferred Shares of the Company issued August 21, 2017

Fair Value of Intellectual Property as of August 21, 2017	$1145
Notes Payable as of August 21, 2017	$221,941
Accrued Expenses as of August 21, 2017	$5,349
Enterprise Value as of August 21, 2017(subtotal)	$228,435
Less Total Debt		$(227290)
Portion of Enterprise Value attributable to Shareholders		$1145
Per Share Portion of Enterprise Value attributable to Shareholders	$0.00009

In determining Fair Value for 1,500,000 Series M Preferred shares issued to employees as compensation an asset based valuation method was utilized; specifically Enterprise Value(Assets Less Cash and Cash Equivalents plus Fair Value of Debt) less Fair Value of Debt. The following inputs were utilized.

1,500,000 of the Series M Preferred Shares of the Company issued June 15, 2017

Fair Value of Intellectual Property as of June 15, 2017	$1030
Notes Payable as of June 15, 2017	$119,089
Accrued Expenses as of June 15, 2017	$105,749
Enterprise Value (Subtotal)	$225,868
Less Total Debt	$(224,838)
Portion of Enterprise Value attributable to Shareholders	$1,030
Per Share Portion of Enterprise Value attributable to Shareholders	$0.0001084

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In determining Fair Value for 200 Series AA Preferred shares issued to David R. Koos, the Company’s Chairman and Chief Executive Officer, an asset based valuation method was utilized. The following inputs were utilized; specifically Enterprise Value (Assets Less Cash and Cash Equivalents plus Fair Value of Debt). The following inputs were utilized:

200 Shares of the Company’s Series AA Preferred Stock issued September 15, 2017

Fair Value of Intellectual Property as of September 15, 2017	$1145
Notes Payable as of September 15, 2017	$216,941
Accrued Expenses as of September 15, 2017	$6848
Enterprise Value	$224,934
Per Share Portion of Enterprise Value attributable to Shareholders	$0.08

Material Changes in Results of Operations

For the three months ended March 31, 2018 and March 31, 2017

Revenues were $0 for the three months ended March 31, 2018 and $0 for the same period ended 2017. Net losses were $397,292 and $63,030 for the three months ended March 31, 2018 and 2017 respectively.

The increase in Net Losses of approximately 530% is primarily attributable to $290,000 of costs attributable to Contract Research Organizations incurred during the quarter ended March 31, 2018 and increased consulting expenses incurred during the quarter ended March 31, 2018 such costs primarily consisting of $46,000 paid to community relations and business development firms for business development services provided during the quarter ended March 31, 2018

For the three months ended December 31, 2017 and December 31, 2016

Revenues were $0 for the three months ended December 31, 2017 and $0 for the same period ended 2016. Net losses were $166,637 and $58,480 for the three months ended December 31, 2017 and 2016 respectively.

The increase in Net Losses of approximately 185% is primarily attributable to increases in consulting expenses incurred during the quarter ended December 31, 2017 particularly:

(a)	$48,000 paid to a community relations and business development firm for business development services provided during the quarter ended December 31, 2017.
(b)	$5,750 paid to a consultant for accounting related services provided during the quarter ended December 31, 2017.
(c)	$20,361 in legal expenses incurred during the quarter ended December 31, 2017.
(d)	$31,141 in consulting costs attributable to services provided by a third party consultant such services consisting of the sourcing for the benefit of the Company of veterinary contract research organizations.

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For the three months ended September 30, 2017 and 2016

Revenues were $0 for the three months ended September 30, 2017 and $0 for the same period ended 2016. Net losses were $127,228 and $55,640 for the three months ended September 30, 2017 and 2016 respectively.

The increase in Net Losses of approximately 129% is primarily attributable to

(a)	Interest incurred on Notes Payable to Entest Biomedical, Inc. during the quarter ended September 30, 2017
(b)	$48,658 in consulting costs attributable to services provided by a third party consultant such services consisting of the sourcing for the benefit of the Company of veterinary contract research organizations.
(c)	$9,023 in Audit fees paid to the Company’s independent public accountant
(d)	$3,000 in expenses attributable to public relations
(e)	$142 in legal fees
(f)	$3,850 paid to a consultant for accounting related services
(g)	$1,710 in fees paid to the Company’s transfer agent
(h)	$1,446 in office related expenses

By contrast, during the same quarter ended 2016 ,

(a) general and administrative expenses recognized by the Company consisted solely of compensation expenses to the Company’s Chief Executive Officer and Rental Expense recognized for the use of office space, both of which were paid by Entest Biomedical, Inc.

(b) Interest Expense was $102 for the quarter ended September 30, 2016 as opposed to $4,832 for the quarter ended September 30, 2017

During the quarter ended September 30, 2017 $154 in expenses were paid in stock.

For the Year Ended June 30, 2017 and 2016

Revenues were $0 for the year ended June 30, 2017 and $0 for the year ended June 30, 2016. Net losses were $260,085 and $214,662 for the years ended June 30 2017 and 2016 respectively.

The increase in Net Losses of approximately 21% is primarily attributable to

(a)	An increase in Research and Development Expenses recognized primarily attributable to:

An increase in expense recognized as a result of license fees due to Regen of approximately 9.75%

$12,600 of fees paid to Contract Research Organizations

$2,000 paid to a consultant

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(b)	Other factors contributing to the rise in Net Losses during the year ended June 30, 2017 when compared to the same period ended 2016 include interest incurred on outstanding Notes Payable. By contrast, during the year ended June 30, 2016 General and Administrative expenses paid by the Company consisted of the recognition of salary expense of the Company’s Chief Executive Officer of $72,000 ( paid for by Entest) and $905 in corporate fees also paid for by Entest.

During the Year ended June 30, 2017 $750 of expenses were paid in stock.

Liquidity and Capital Resources

The Company’s cash and liquidity resources have historically been provided to a large degree by stock sales to and loans and capital contributions from ENTB. During the period beginning on September 30, 2016 and ending December 31, 2017 the Company had net borrowings from ENTB of $101,441 and issued three million common shares to ENTB in satisfaction of $101,115 due to ENTB incurred during the year ended June 30,2015. During the year ended June 30, 2017 the Company sold 108,000 common shares for cash consideration of $120,000. October 30, 2017 Zander issued 900,000 of its common shares for cash consideration of $900,000. On February 5, 2018, Zander issued 100,000 of its common shares for consideration of $200,000. On February 27, 2018, Zander issued 150,000 of its common shares for consideration of $300,000.

The Company plans to meet cash needs through selling its securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offering.

We cannot assure that we will be successful in obtaining additional financing necessary to implement our business plan.  We have not received any commitment or expression of interest from any financing source that has given us any assurance that we will obtain the amount of additional financing in the future that we currently anticipate.  For these and other reasons, we are not able to assure that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our most two most recent fiscal year there have been no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

David R. Koos

David R. Koos has served as Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer from inception to the date of this document. David R. Koos has served as and Acting Chief Financial Officer of the Company since inception to February 2017. David R. Koos has served as president of the Company since inception to February 2017.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

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Five Year Employment History:

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Account Officer	Entest BioMedical, Inc	June 19, 2009 to the present
Chairman and CEO	Regen Biopharma, Inc.	April 24, 2012 to Present
Acting CFO	Regen Biopharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen Biopharma, Inc.	May 29, 2013 to October 9, 2013
Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	June 19, 2009 to March 31, 2010
Acting Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	August 8, 2011 to the present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to Present; June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to Present

Todd S. Caven

Todd S. Caven has served as our Chief Financial Officer since February 2017.

Mr. Caven earned a Bachelor’s degree in Accounting from the Tippie College of Business at the University of Iowa, and received an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

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Five Year Employment History:

Company Name	Position	Employment Dates
Regen Biopharma, Inc.	Chief Financial Officer	February 11, 2015 to present
Rock Ridge Enterprises LLC	Founder and Managing Member, Sole Member of the Board of Governors	October of 2003 to present
Saguaro Capital Partner LLC	Founder and Managing Member, Sole Member of the Board of Governors	March of 2009 to present
Obstetric Solutions and Interventions	Co-Founder and Chief Financial Officer, member of the Board of Directors	July of 2009 to March of 2012.

Dr. Harry Lander.

Dr. Harry Lander has served as the Company’s President and Chief Scientific Officer since February. Dr. .Lander received an MBA in Finance from The New York University Stern School of Business in New York City in 2001 and a Ph.D. in Biochemistry from the Cornell University Graduate School of Medical Sciences in 1992. Dr. Lander has also earned a Bachelor of Science in Biochemistry and a Bachelor of Science in Chemistry from State University of New York at Stony Brook in 1987.

Five year Employment History

Company Name	Position	Employment Dates
Regen Biopharma, Inc.	President	October 9, 2015 to present
Regen Biopharma, Inc.	Chief Scientific Officer	October 30, 2025 to Present
Sidra Medical and Research Center, Doha, Qatar	Research Chief	2013--2015
Weill Cornell Medical College, New York, NY	Assistant Provost	2012-2013
Weill Cornell Medical College, New York, NY	Assistant Provost,	2009-2012

TRANSACTIONS WITH RELATED PERSONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company. A rental expense equal to the rent paid by ENTB for use of the space is recognized by the Company as a capital contribution from ENTB.For the fiscal year ended June 30, 2016 this expense was $41,532. For the fiscal year ended June 30, 2017 this expense was $38,502. For the quarter ended September 30, 2017 this expense was $8,998.  For the quarter ended December 31, 2017 this expense was $9,108.

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On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years. The Agreement was amended on September 12, 2017 to grant an exclusive worldwide right and license for the development and commercialization of all intellectual property controlled by Regen exclusive of trademarks, that intellectual property for which a license has been granted to Regen Biopharma, Inc. by Benitec Australia Limited on August 5, 2013, US Patent #8389708, and US Patent #8263571 (“License IP”) for non-human veterinary therapeutic use.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

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As of June 30, 2017 a $100,000 anniversary fee and $2,852 of minimum royalties payable by the Company pursuant to the Agreement remained in arrears. On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock (“ Shares”) to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On December 7, 2017 the Company paid $30,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement

On December 8, 2017 the Company paid $3,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement

On December 13, 2017 the Company paid $25,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On January 10, 2018 the Company paid $15,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On January 18, 2018 the Company paid $5,000 to Regen to be applied against minimum royalties which may become due over the course of the Agreement.

On February 7, 2018 Zander and Regen executed an agreement whereby the June 2018 Anniversary Fee due pursuant to the Agreement would be reduced to $90,000 if paid on pr before February 10, 2018

On February 8, 2018 Zander paid Regen $90,000 in early satisfaction of the June 2018 Anniversary Fee due pursuant to the Agreement.

As of March 12, 2018 there are no outstanding amounts currently due and payable by Zander pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $500.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

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On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

On September 15, 2017 the Company issued 200 Series AA Preferred Shares to David Koos in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be nominal.

The abovementioned preferred shares issued for services are not redeemable by the Company. The Company does not have any right to buy back the stock and retire it.

During the period beginning on September 30, 2016 and ending on July 24th, 2017 ENTB has made aggregate loans to the Company of $290,941. This amount is payable on demand and carries simple interest at the rate of 10% During the period beginning on April 20, 2017 and ending on December 31, 2017 the Company has made principal repayments to ENTB of $120,500. As of December 31, 2017 the principal amount due to ENTB by the Company totals $101,441 and accrued interest of $10,778 is owed to ENTB by the Company.

During the period beginning with inception and ending on December 31, 2017 Entest has made $362,582 in capital contributions to the Company.

CORPORATE GOVERNANCE

Code of Ethics

On September 9, 2017 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a "listed company" under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s  Board of Directors is deemed to be its  audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

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Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

SUMMARY COMPENSATION TABLES

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)(a)(b)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Koos Chairman,President, Acting CFO and CEO	2016	$0	*	0	50	0	0	0	0	0	$50
David Koos Chairman and CEO	2017	0	*	0	50	0	0	0	0	0	$50
Todd S. Caven CFO	2017	$0		0	50	0	0	0	0	0	$50
Harry Lander President and Chief Scientific Officer	2017	$0		0	50	0	0	0	0	0	$50

* Does not include salary expense recognized of $72,000 for the fiscal years ended 2017 and 2016. David Koos is paid $10,000 a month in salary by ENTB. During the fiscal years ended 2017 and 2016 60% of David Koos professional time at ENTB was spent working to the benefit of the Company. As such, 60% of Mr. Koos’ salary from ENTB was recognized by the Company as expense and is categorized as a capital contribution from ENTB to the Company.

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Employment Agreements

David R. Koos

David Koos is not party to an employment agreement with the Company

Todd S. Caven

On August 21st 2017 Todd S. Caven and the Company entered into a written employment agreement (“Caven Agreement”). Pursuant to the Caven Agreement, Caven shall be granted the title of Chief Financial Officer of the Company subject to the authority of the Company's Chief Executive Officer . The Term of the Caven Agreement shall commence on August 15, 2017 and shall expire on August 14, 2019 (“Employment Period”). The Employment Period may be extended by the mutual consent of the parties.

During the Employment Period, Company shall pay Caven salary at the rate of:

(i)	During that period commencing August 15, 2017 and ending on the sooner of (a) the expiration of the Employment Period or (b) the last day of any month during the Employment period in which the Company shall have sold equity or debt securities generating net cash proceeds to the Company of Two Million Dollars ($2,000,000) or more (“Capital Raise”) Caven shall receive from the Company 10,000 shares of the Company's Series M Preferred stock per month as compensation for Caven’s services pursuant to this Agreement.
(ii)	Caven shall receive a 5% expense allowance on all funds raised for the Company by Caven. This expense allowance shall be paid in cash and represents the inclusion of all expenses related to raising funds for the company by the Caven.
(iii)	During the period commencing the first day subsequent to the end of that month in which the successful completion by the Company of the Capital Raise shall have occurred and ending upon the expiration of the Employment Period, Company shall pay Caven salary at the rate of $16,667 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis (“Payday”). In the event that Payday falls on a Saturday, Sunday or holiday, Salary shall be paid on the next business day. Salary may be paid, at the Company’s sole discretion, either in:

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(a)	cash, or
(b)	10,000 shares of the Company’s Series M Preferred stock (“Stock Payment”)
(c)	Registered shares of the Company's common stock (number of shares to be issued to the Caven = salary / previous day's closing price prior to submitting issuance documents to the transfer agent).

Harry Lander

On August 5th 2017 Harry Lander and the Company entered into a written employment agreement (“Lander Agreement”). Pursuant to the Lander Agreement, Lander shall be granted the title of President and Chief Scientific Officer of the Company subject to the authority of the Company's Chief Executive Officer . The Term of the Lander Agreement shall commence on August 15, 2017 and shall expire on August 14, 2019 (“Employment Period”). The Employment Period may be extended by the mutual consent of the parties.

During the Employment Period, Company shall pay Lander salary at the rate of:

(i)	During that period commencing August 15, 2017 and ending on the sooner of (a) the expiration of the Employment Period or (b) the last day of any month during the Employment period in which the Company shall have sold equity or debt securities generating net cash proceeds to the Company of Two Million Dollars ($2,000,000) or more (“Capital Raise”) Lander shall receive from the Company 10,000 shares of the Company's Series M Preferred stock per month as compensation for Lander’s services pursuant to this Agreement.
(ii)	During the period commencing the first day subsequent to the end of that month in which the successful completion by the Company of the Capital Raise shall have occurred and ending upon the expiration of the Employment Period, Company shall pay Lander salary at the rate of $16,667 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis (“Payday”). In the event that Payday falls on a Saturday, Sunday or holiday, Salary shall be paid on the next business day. Salary may be paid, at the Company’s sole discretion, either in:

(a)	cash, or
(b)	10,000 shares of the Company’s Series M Preferred stock (“Stock Payment”)
(c)	Registered shares of the Company's common stock (number of shares to be issued to the Lander = salary / previous day's closing price prior to submitting issuance documents to the transfer agent).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of March 7, 2018 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 4,758,001 Common Shares Outstanding as of April 23, 2018

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common	Entest Group,Inc. 4700 Spring Street, Suite 304, La Mesa, California 91942 *	3,000,001	63.14%
Common	Brian Devine PO Box 1305 Rancho Santa Fe, California, 92067**	1,500,000	31.5%
	All Officers and Directors as a Group	0	0%

* David R. Koos, the Chairman and Chief Executive Officer of Zander, is the sole officer and director of Entest Biomedical Inc.and has voting and dispositive control over common shares of Zander held by Entest Biomedical Inc.

** Incudes 1,000,000 shares held by the Devine Family Trust, 300,000 shares held by the Brooke Devine Irrevocable Trust, and 200,000 shares held by the Brian Devine Jr. Irrevocable Trust for all of whom Brian Devine acts as Trustee.

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Based on 9,000,000 Series M Preferred Shares Outstanding as of April 23, 2018

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series M Preferred	David R. Koos c/o Entest Group, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942*	500,000	5.5%
Series M Preferred	Entest Biomedical, Inc. 4700 Spring Street, Suite 304, La Mesa, California 91942 *	5,000,000	55.5%
Series M Preferred	Todd Caven c/o Zander Therapeutics, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942	500,000	5.5%
Series M Preferred	Harry Lander c/o Zander Therapeutics, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942	500,000	5.5%
Series M Preferred	Thomas Ichim 9255 Town Center Drive San Diego CA 92121	500,000	5.5%
Series M Preferred	Linda Black 521 Garfield Ave Winter Park, FL 32789	500,000	5.5%

Series M Preferred	Jonathan Baell 53 Glenard Drive, Eaglemont, VICTORIA 3084 Australia	500,000	5.5%
Series M Preferred	Thomas Donnelly 44 Rue Bourgelat, 94700 Maison-Alfort, FRANCE	500,000	5.5%
Series M Preferred	Robin Gasser 48 Swan Street, Werribee, Victoria Australia	500,000	5.5%
Series M Preferred	All Officers and Directors as a Group	1,500,000	16.5%

* David R. Koos, the Chairman and Chief Executive Officer of Zander, is the sole officer and director of Entest Biomedical Inc.and has voting and dispositive control over Series M Preferred shares of Zander held by Entest Biomedical Inc.

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Based on 200 Series AA Preferred Shares Outstanding as of April 23, 2018

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred Shares	David R. Koos C/o Zander Therapeutics, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	200	100%
Series AA Preferred Shares	All Officers and Directors As a Group	200	100%

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

3,000,000 Shares of

Common Stock

ZANDER THERAPEUTICS, INC.

PROSPECTUS

May 30, 2018

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Distributing Security Holder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

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